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Exhibit 10.29

GRIC Communications, Inc.

Amended and Restated Series A Preferred Stock And Warrant
Purchase Agreement

        This AMENDED AND RESTATED SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of April 19, 2002, by and among GRIC Communications, Inc., a Delaware corporation (the "Company") and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (each investor hereinafter individually referred to as a "Purchaser" and collectively as the "Purchasers").

RECITALS

        The Company and certain of the Purchasers have previously entered into that certain Series A Preferred Stock and Warrant Purchase Agreement dated as of January 30, 2002 (the "Prior Agreement"). The parties to this Agreement hereby agree that the Prior Agreement shall be amended such that the provisions of this Agreement shall amend and replace, in all respects, the provisions of the Prior Agreement.

        In connection with this Agreement the Purchasers and the Company will execute the Financing Agreements and the Warrants (as respectively defined below). The Company acknowledges that the Financing Agreements and the Warrants constitute a material inducement to the Purchasers to enter into this Agreement and the transactions contemplated hereby.

        In consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

ARTICLE 1
DEFINITIONS

        The following terms are used in this Agreement with the meanings indicated or referred to below.

        "1995 Plan"—See Section 3.4

        "1997 Plan"—See Section 3.4

        "1999 Plan"—See Section 3.4

        "Change of Control"—See Section 3.15(d).

        "Charter"—See Section 2. 1.

        "Closing"—See Section 2.4.

        "Closing Date"—See Section 2.4.

        "Code"—See Section 3.16.

        "Common Stock"—See Section 3.4.

        "Company SEC Reports"—See Section 3.5.

        "Conversion Stock"—See Section 2.1.

        "Disclosure Letter"—See introductory paragraph to Article 3.

        "Environmental Laws"—See Section 3.21.

        "ESPP"—See Section 3.4.

        "Exchange Act"—See Section 3.5.

        "Financing Agreements" means this Agreement, the Investors' Rights Agreement, the Voting Agreement and the Stockholder Agreement.

        "Financial Statements"—See Section 3.5.

        "GRIC Malaysia"—See Section 3.3(a).

        "GRIC Singapore"—See Section 3.3(a).

        "H&QA" means Asia Pacific Growth Fund III, L.P.

        "Investor Designees"—See Section 7.2

        "Investors' Rights Agreement" means the Investors' Rights Agreement substantially in the form of Exhibit B hereto.

        "material adverse effect"—See Section 3.1, except that "material adverse effect" as used in Section 5.17 is defined in Section 5.17.

        "NASDAQ" means The Nasdaq National Market or SmallCap Market.

        "New Purchaser"—See Section 2.2.

        "Permits"—See Section 3. 9.

        "Preferred Stock"—See Section 3.4.

        "Price Per Share"—See Section 2.2.

        "Rule 144"—See Section 7.5.

        "SEC"—See Section 3.5.

        "Securities"—means the Shares, the Warrants, the Warrant Stock and the Conversion Stock.

        "Securities Act"—See Section 3.5.

        "Shares"—See Section 2.1.

        "Stockholder Agreement" means the Stockholder Agreement in the form of Exhibit C hereto.

        "Subsidiaries"—See Section 3.3.

        "Unaudited 12/31/01 Financial Statements"—See Section 3.5.

        "Vertex" means, collectively, Vertex Technology Fund Ltd., Vertex Technology Fund (II) Ltd. and Vertex Technology Fund (III) Ltd.

        "Voting Agreement" means the Amended and Restated Voting Agreement entered into by and among the Company, the Purchasers (including the New Purchaser(s)), and certain of its stockholders dated as of the date of this Agreement.

        "Warrants"—See Section 2.3

        "Warrant Stock"—See Section 2.3

ARTICLE 2
AUTHORIZATION AND SALE OF PREFERRED STOCK AND WARRANTS

        2.1.    Authorization; Sale; Closing; and Delivery.    The Company has authorized the issuance and sale of up to 12,801,205 shares of its Series A Preferred Stock (the "Shares") having the rights, preferences, and privileges set forth in the Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit D (the "Charter").

The aggregate number of shares of Common Stock issued or issuable upon conversion of the Shares are referred to in this Agreement as the "Conversion Stock."

        2.2.    Sale of the Shares.    Subject to the terms and conditions hereof, on the Closing Date, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, the number of Shares set forth beside such Purchaser's name in the column entitled "Shares" on Exhibit A hereto at a purchase price of $1.66 per share ("Price Per Share") payable in cash. Notwithstanding the forgoing, the Purchasers shall have the right to substitute additional Purchasers (each, a "New Purchaser," and collectively, the "New Purchasers") who may purchase some or all of such number of Shares at the Closing, provided that each such New Purchaser becomes a party to this Agreement subject to the approval of the Company which approval shall not be unreasonably withheld, in which event Exhibit A hereto and the remaining Financing Agreements and the Warrants shall be modified accordingly and each New Purchaser shall be deemed a "Purchaser" hereunder and thereunder. Any Purchaser that elects to substitute a New Purchaser or New Purchasers to purchase such Shares at the Closing shall provide all other Purchasers with written notification of such substitution, which notification shall include (a) the legal name and address of the New Purchaser(s), (b) the number of Shares to be purchased by such New Purchaser(s), and (c) a certification by the New Purchaser(s) as to whether such New Purchaser(s) is an affiliate of any Purchaser. All Purchasers shall purchase their Shares at the Closing, and the Company shall not sell any Shares to New Purchasers subsequent to the Closing. Each Purchaser hereby agrees to execute the Voting Agreement at or prior to the Closing.

        2.3    Warrants.    Subject to the terms and conditions hereof, on the Closing Date, the Company shall issue to each Purchaser (i) a warrant exercisable at a purchase price per share of $1.66 for a number of Shares equal to ten percent of the number of Shares which such Purchaser purchased under this Agreement and (ii) a warrant exercisable at a purchase price per share of $2.49 for a number of Shares equal to fifteen percent of the number of Shares which such Purchaser purchased under this Agreement (the warrants described in clauses (i) and (ii), each individually, a "Warrant" and collectively, the "Warrants"), in both cases as more specifically detailed on Exhibit E hereto. The aggregate number of Shares issued or issuable upon exercise of the Warrants are referred to in this Agreement as the "Warrant Stock".

        2.4.    Closing Date.    The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the law offices of counsel to the Company, Fenwick & West, LLP, Two Palo Alto Square, Palo Alto, CA 94036, at a time and date that the Company and the Purchasers shall agree upon (which time and date are referred to in this Agreement as the "Closing Date").

        2.5.    Delivery.    Subject to the terms of this Agreement, at the Closing or as soon as possible thereafter, the Company shall deliver to each Purchaser (a) a certificate representing the number of Shares purchased by such Purchaser as designated on Exhibit A hereto, against payment of the purchase price for the Shares by check or wire transfer of immediately available funds and (b) the amount of cash such Purchaser is entitled for reimbursement of expenses pursuant to Section 8.13(a) hereunder.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        As used in this Article 3 "knowledge" or "belief" of the Company refers to the current actual knowledge or reasonable belief of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel of the Company after reasonable inquiry. For purposes of this Article 3, all references to the Company shall be deemed to include each of the Company and each of its Subsidiaries except where context clearly otherwise requires, provided however that all representations and warranties as to each Subsidiary are made to the Company's knowledge, and no breach of any such representation or warranty as to a Subsidiary shall be deemed to occur unless the inaccuracy of the representations or warranties as to the Subsidiaries individually or in the aggregate could reasonably be expected to have a material adverse effect. Except as set forth on the Disclosure Letter delivered to Purchasers concurrently with this Agreement (the "Disclosure Letter"), the Company hereby represents and warrants to the Purchasers as follows:

        3.1.    Organization and Standing: Charter of Incorporation and Bylaws.    The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware, is in good standing under such laws and is authorized to exercise all of its corporate powers, rights and privileges. The Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as currently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business of the Company as now conducted and as currently proposed to be conducted. True, correct and complete copies of the Company's certificate of incorporation and Bylaws, each as will be in effect at the Closing, have been delivered to counsel for the Purchasers. As used in this Agreement, "material adverse effect" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the Company's ability to consummate the transactions contemplated hereby or to enter into the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Financing Agreements.

        3.2.    Corporate Power; Authorization.    (a) The Company has the requisite corporate power to execute and deliver the Financing Agreements and the Warrants, to issue and sell the Securities hereunder, and to carry out and perform its obligations under the terms of the Financing Agreements.

        (b)  All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of the Financing Agreements and Charter and for the authorization, sale, issuance (or reservation for issuance) and delivery of the Securities, and the performance of the Company's obligations hereunder and thereunder, has been taken, other than stockholder approval. The Financing Agreements have been duly authorized, executed and delivered by the Company, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights and as may be limited by public policy. The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and federal securities laws as set forth herein. The Securities will be, assuming the accuracy of the representations of the Purchasers set forth in Article 4 hereof, issued in compliance with all applicable state and federal securities laws. The Securities are not subject to any preemptive rights or rights of first refusal except as have been waived or satisfied.

        3.3.    Subsidiaries.    Schedule 3.3 of the Disclosure Letter sets forth the subsidiaries of the Company (the "Subsidiaries"). Each of the Subsidiaries is duly organized and existing under the laws of jurisdiction set forth on Schedule 3.3 of the Disclosure Letter. The Company's beneficial ownership of each Subsidiary is set forth on Schedule 3.3 of the Disclosure Letter and, other than as set forth therein, there is no obligation or commitment of the Company or any Subsidiary to issue shares, options, warrants or other rights with respect to any Subsidiary to any person. The Company has no subsidiaries or affiliated companies other than the Subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any other corporation, partnership, association or other business entity. The Company is not a party to any partnership or joint venture.

        3.4.    Capitalization.    (a) The authorized capital stock of the Company consists of (A) 50,000,000 shares of Common Stock, $0.001 par value per share (the "Common Stock"), of which 19,897,986 were issued and outstanding as of January 29, 2002 and (B) 5,000,000 shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock"), of which no shares are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. Except as set forth in this Agreement, the Investors' Rights Agreement, the Stockholder Agreement, the Voting Agreement and the Warrants and except for stock pledges for margin accounts, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company binding on the Company or, to Company's knowledge, binding on any Company stockholder, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) there are no amounts outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility; (v) there are no financing statements securing obligations in any amounts greater than Five Hundred Thousand Dollars ($500,000) in the aggregate, filed in connection with the Company; (vi) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act that are inconsistent with the rights of the Purchasers under the Investors' Rights Agreement; (vii) there are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (viii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (ix) the Company does not have any stock appreciation rights or "phantom" stock plans or agreements or any similar plan or agreement; and (x) to the Company's knowledge, (A) no current or former officer or director who individually owns one percent (1%) or more of the Company's outstanding capital stock, or (B) other beneficial owner of five percent (5%) or more of the Company's outstanding capital stock, has pledged shares of the Company's capital stock in connection with a margin account or other loan secured by such capital stock; except for (1) the rights provided to Silicon Valley Bank pursuant to those warrants issued by the Company dated November 5, 1998 and December 31, 1998, to purchase 19,509 shares (subject to adjustment pursuant to their terms), respectively, of Common Stock; (2) the rights provided to America Online, Inc. pursuant to that warrant issued by the Company dated November 12, 1998 to purchase 102,699 shares (subject to adjustment pursuant to its terms) of Common Stock; (3) 535,714 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Stock Option Plan ("1995 Plan") of which options to purchase 6,531 shares of Common Stock are outstanding; (4) 2,678,571 shares of Common Stock reserved for issuance pursuant to the Company's 1997 Stock Option Plan ("1997 Plan") of which options to purchase 659,773 shares of Common Stock are outstanding; (5) 6,474,685 shares of Common Stock reserved for issuance pursuant to the Company's 1999 Equity Incentive Plan ("1999 Plan") of which options to purchase 3,876,024 shares of Common Stock are outstanding; and (6) 894,937 shares reserved for issuance pursuant to the Company's 1999 Employee Stock Purchase Plan (the "ESPP").

        (b)    Issuance of Securities.    As of the Closing, at least 12,801,205 shares of Common Stock will have been duly authorized and reserved for issuance upon conversion of the Shares and Warrant Stock. Subject to the accuracy of the representations and warranties of each of the Purchasers in this Agreement, the issuance by the Company of the Securities is exempt from registration under the Securities Act and applicable state securities laws.

        3.5.    SEC Filings; Financial Statements.

        (a)  The Company has filed all forms, reports and documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since the filing of the Company's most recent annual report on Form 10-K and has made available to Purchasers such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents are referred to herein as the "Company SEC Reports". As of their respective dates, the Company SEC Reports, as of the date filed and as they may have been subsequently amended, (i) were prepared in accordance with all requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b)  Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (collectively, the "Financial Statements") (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, and (iii) fairly presented the financial position of the Company at the respective dates thereof and for the periods indicated, except in each case for the omission of certain footnotes and subject to normal and recurring year-end adjustments. The unaudited financial statements of the Company for the period ending December 31, 2001, in the form provided to the Purchasers (the "Unaudited 12/31/01 Financial Statements"), (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, and (ii) represent in all material respects the financial position of the Company at the respective dates thereof and for the periods indicated, except in each case for the omission of certain footnotes and subject to normal and recurring year-end adjustments. Except as set forth in the Financial Statements or the Unaudited 12/31/01 Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is not aware of any material liability of any nature, direct or indirect, contingent or otherwise, or in any amount not adequately reflected or reserved against in the Financial Statements and notes thereto. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

        (c)  No other written information provided by or on behalf of the Company to the Purchasers which is not included in the Company's SEC Reports contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading to the extent that it would have a material adverse effect, provided that no representation or warranty is made as to projections except that they were prepared in good faith and based on all information reasonably available to management. The Company satisfies the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Investors Rights Agreement) and does not have any knowledge or reason to believe that it does not satisfy such requirements or any knowledge of any fact which would reasonably result in its failure to satisfy such requirements. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the Commission under the Exchange Act or which was not entered into in the ordinary course of business since the date of the last periodic report on Form 10-Q. Except for the issuance of the Shares and the Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is currently contemplated to occur, with respect to the Company or its business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and which has not been publicly disclosed.

        3.6.    Title to Properties; Liens and Encumbrances.    The Company has good and marketable title to, or in the case of leased properties and assets, valid and enforceable leaseholds or licensed interests in, all of its material properties and assets. Such properties and assets are not subject to any mortgage, pledge, lien, security interest, conditional sales agreement, encumbrance or charge, except liens for current taxes not yet due and payable and mechanics liens incurred in the ordinary course of business. The Company's properties and assets are in good condition and repair in all material respects.

        3.7.    Intellectual Property Rights.    The Company (a) owns or has the right to use, free and clear of all liens, claims and restrictions, all material patents, trademarks, service marks, trade names, copyrights and other intangible or intellectual property rights (and licenses with respect to the foregoing) needed for or used in the conduct of its business as now conducted and as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person or entity under or with respect to any of the foregoing, and (b) is not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible assets, with respect to the use thereof or in connection with the conduct of its business or otherwise; provided that representations and warranties as to infringement of third party patents are made to Company's knowledge. The Company owns and has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company. All of the material patents, trademarks, service marks, trade names, copyrights and trade secrets of the Company are held by the Company free and clear of any rights, liens or claims of others, including, without limitation, current and former employees, former employers of all current and former employees, consultants, officers, directors and stockholders of the Company. To its knowledge, the Company is not infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing. The Company has not received any written or, to the Company's knowledge, oral communications alleging that the Company has violated or, by conducting its business as proposed to be conducted would violate, any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity, which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a material adverse effect on the Company. The Company has no knowledge of any infringement or improper use by any third party of any patent, trademark or copyright held by it, and the Company has not instituted any action, suit or proceeding in which an act constituting an infringement of any such patent, trademark or copyright was alleged to have been committed by a third party. There is no claim, action or proceeding being made by the Company regarding any of the foregoing intellectual property rights of the Company or, to the Company's knowledge, brought or currently threatened in writing against the Company regarding any of the foregoing intellectual property rights of the Company or the use of any intellectual property of any third party by the Company that, if the subject of an unfavorable decision, ruling or finding would have a material adverse effect.

        3.8.    Proprietary Information Agreements.    All employees and consultants of the Company are parties to a written confidentiality and inventions agreement or a nondisclosure agreement substantially in the respective forms previously delivered to counsel for the Purchasers. To the Company's knowledge, none of the Company's employees is or is alleged to be in violation of any employment agreement, non-competition agreement, patent or proprietary information disclosure agreement, or other contract or agreement to which any of them is a party which violation or alleged violation relates to their relationship to the Company, its business or operations, or is in violation of the Confidentiality and Inventions Agreement with the Company to which such employee is a party. To the Company's knowledge, none of the Company's employees is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the employee's obligation to use his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted. To the Company's knowledge, neither the execution nor delivery of the Financing Agreements, nor the carrying on of the Company's business as currently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of the Company's employees is now obligated. The Company does not believe it is utilizing or that it will be necessary to utilize, and will not utilize, any inventions, assets or rights of any of the Company's employees or consultants made or owned prior to their employment with or engagement by the Company, in violation of any limitations or restrictions to which any such employee or consultant is a party or to which any of such inventions, assets or rights may be subject. To the Company's knowledge, none of the Company's employees has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer, and the Company will not make use of any such proprietary items in the business of the Company.

        3.9.    Governmental Permits.    The Company has all governmental permits, operating authority, licenses, franchises, certificates, consents, rights and privileges as are necessary to the operation of its business as currently conducted and as currently proposed to be conducted, the absence of which would have a material and adverse effect on the business of the Company (collectively, "Permits"). Such Permits are in full force and effect, no violations have been or are expected to have been recorded in respect of any such Permits, and no proceeding is pending or threatened that could result in the revocation or limitation of any of such Permits. The Company has not received any written notice of proceedings relating to the revocation or modification of any such Permits. The Company has conducted its business in material compliance with all Permits.

        3.10.    Compliance with Other Instruments.    The Company is not in violation, breach or default of any term of the Charter or Bylaws, or, in any material respect, of any term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party, or of any provision of any foreign or domestic state or federal judgment, decree, order statute, rule or regulation applicable to or binding upon the Company. The execution, delivery and performance of, and compliance with, the Financing Agreements, and the issuance of the Securities, have not and will not (with or without notice or lapse of time, or both) result in any such violation, or be in conflict with, or constitute a default, under any such term or provision or the Company's Charter or Bylaws, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term or provision, or result in the suspension, revocation, impairment, forfeiture or non-renewal of any Permit applicable to the Company's operations or any of its assets or properties. The execution, delivery and performance of the Financing Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (a) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, indenture or instrument to which the Company is a party; or (b) result in a violation by the Company of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of NASDAQ) applicable to the Company or by which any property or asset of the Company is bound or affected. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity that would have a material adverse effect. The Company is not in violation of the listing requirements of NASDAQ, and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by NASDAQ in the foreseeable future; provided that no assurance is given that such a delisting will not result from a decline in the Company's stock price.

        3.11.    Litigation.    There are no actions, suits, proceedings or investigations pending or overtly threatened in writing against the Company or its properties before any court or governmental agency other than ordinary course litigation that, if determined adversely to the Company, would have a material adverse affect on the Company's finances or business. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality which questions the validity of the Financing Agreements or any action to be taken in connection with the Financing Agreements. There is no litigation initiated by the Company currently pending or which the Company intends to initiate.

        3.12.    Employees.    The Company SEC Reports accurately describe, as of the date of this Agreement, the employee benefit plans and arrangements of the Company therein described. The Company is not bound by or subject to (and none of its assets is bound by or subject to) any arrangement with any labor union and does not have any collective bargaining agreements covering any of its employees. There is no pending or, to the best of the Company's knowledge, threatened union organizing effort or labor dispute involving the Company and any group of its employees. Subject to applicable law, the employment of each officer and employee of the Company or any of its subsidiaries is terminable at the will of the Company. To its knowledge, the Company and its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. None of the Company's U.S. based employees is a member of a union which relates to such employee's relationship with the Company. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company in writing that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. The Company is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours.

        3.13.    Insurance.    The Company has obtained and maintains in full force and effect fire, casualty, directors' and officers' liability and other and liability insurance policies with recognized insurers with such coverages as are customary for companies in businesses similarly situated sufficient in amount to allow replacement of the tangible properties of the Company that might be damaged or destroyed. The Company has not been refused any insurance coverage sought or applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.

        3.14.    Governmental Consent, etc.    No consent, approval or authorization of, or designation, declaration or filing with, any person, including any governmental authority on the part of the Company is required in connection with the valid execution, delivery, and performance of the Financing Agreements or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated by this Agreement except (i) certain filings as may be required under the Securities Act, (ii) certain filings with the Nasdaq National Market, and (iii) the filing of the Charter with the Secretary of State of the State of Delaware.

        3.15.    Material Contracts and Obligations.

        (a)  The Company SEC Reports list all agreements required to be filed as "material contracts" under Rule 601 of Regulation SK as of the time of such filings and reports. All of such agreements and contracts (including any additional material contracts that are otherwise listed on the Disclosure Letter) are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

        (b)  There are no material agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which the

Company is bound which may involve indemnification by the Company with respect to infringement or misappropriation of proprietary rights.

        (c)  The Company has not declared or paid any dividends or authorized or made any distribution upon, or with respect to, any class or series of its capital stock.

        (d)  The Company is not presently engaged in any discussion (i) with any representative of any individuals(s), entity or entities regarding a Change of Control of the Company, or (ii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company. "Change of Control" means (i) a consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger or (ii) the consummation of a sale of all or substantially all of the assets of the Company.

        3.16.    Tax Returns and Payments.    The Company has accurately prepared and timely filed all tax returns (foreign, federal, state and local) required to be filed by it. All taxes shown to be due and payable on said returns, any assessments received, and all other taxes due and payable by the Company on or before the date hereof have been paid or will be paid prior to the time they become delinquent. The federal income and state income franchise tax, sales or use tax returns of the Company have not been audited by any governmental authority. No material deficiency assessment or proposed adjustment of the Company's foreign or federal income tax or state or local taxes is pending and the Company has no knowledge of any proposed material liability for any tax to be imposed upon its properties or assets for which the Company has not adequately reserved. The provision for taxes of the Company as shown in the Financial Statements is materially adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code and has not made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have an adverse effect on the Company, the financial condition, businesses as presently conducted or proposed to be conducted or any of the properties or assets.

        3.17.    No Other Agreements Relating to Voting or Transfer.    Except as contemplated by the Financing Agreements and the Company's certificate of incorporation, there is no agreement between the Company, any of its officers or Directors that affects or relates to the voting of or giving of consents or approvals with respect to any voting security.

        3.18.    Certain Transactions.    The Company is not directly or indirectly indebted to any officers or directors of the Company, or to any member of his or her family, in any amount whatsoever. To the Company's knowledge, no stockholder of the Company, or officer or director of the Company, or member of his or her family, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company has a business relationship, or any firm or corporation that currently competes with the Company. None of the officers or directors of the Company, or member of his or her family, is directly or indirectly, interested in any contract with the Company. The Company is not a guarantor or indemnitor of any material indebtedness of any other person, firm or corporation.

        3.19.    Changes.    Since December 31, 2001 there has not been:

        (a)  any material change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements or the Unaudited 12/31/01 Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

        (b)  any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted); or

        (c)  any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

        (d)  any waiver by the Company of a material right or of a material debt owed to it;

        (e)  any change or amendment to a material contract or material arrangement by which the Company or any of its assets or properties is bound or subject, except in the ordinary course of business which have not been in the aggregate materially adverse;

        (f)    any material change in any compensation arrangement or agreement with any employee of the Company;

        (g)  any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company;

        (h)  any resignation or termination of employment of any key officer of the Company; and the Company does not know of the impending resignation or termination of employment of any such officer;

        (i)    receipt of notice that there has been a loss of, or order cancellation by, any major customer of the Company;

        (j)    any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

        (k)  any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

        (l)    any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

        (m)  any other event or condition of any character that the Company believes could adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

        (n)  any agreement or commitment by the Company to do any of the things described in this Section 3.19.

        3.20    Employee Benefit Plans.    The Company and its subsidiaries have materially complied with all applicable local, state and federal regulations with respect to each employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement and employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

        3.21    Environmental and Safety Laws.    The Company (a) is in compliance with any and all Environmental Laws, (b) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business, (c) is in compliance with all terms and conditions of any such permit, license or approval and (d) to Company's knowledge, no material expenditures are or will be required in order to comply with any such Environmental Laws. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) as they currently exist, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

        3.22    Disclosure.    The Company has provided the Purchasers with all the information which the Purchasers have requested for deciding whether to acquire the Securities. No representation or warranty of the Company or its Subsidiaries contained in the Financing Agreements and the exhibits attached hereto, nor any certificate furnished or to be furnished to Purchasers at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

        3.23    No Third Party Violation.    To Company's knowledge, no third party is in violation of or default under any contract listed on the Disclosure Letter or referenced in Section 3.15(a) to which the Company or its Subsidiaries is a party.

        3.24    Corporate Records.    The books and records of the Company and, to the Company's knowledge, its Subsidiaries have been fully, properly and accurately maintained in all respects, and such books and records are true, correct and complete in all material respects.

        3.25    No Integrated Offering.    Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

        3.26    Foreign Corrupt Practices.    Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

        Each Purchaser represents and warrants to the Company with respect to the purchase of the Shares (and upon conversion thereof, the Conversion Stock) and Warrants (and upon exercise thereof the Warrant Stock and the Common Stock issuable upon conversion thereof) as follows:

        4.1.    Authorization.    All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance by Purchaser of the Financing Agreements has been taken, and the Financing Agreements, when executed and delivered by the Purchaser, will constitute valid and binding obligations of Purchaser, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditor's rights and as may be limited by public policy.

        4.2.    Experience; Accredited Investor.    Purchaser (i) has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Securities and protecting its own interests in connection with such investment, or (ii) has a preexisting personal or business relationship with the Company, or with one or more of the officers, directors or controlling persons of the Company, of a nature and duration that enables Purchaser to be aware of the character, business acumen and general business and financial circumstances of such persons. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

        4.3.    Investment.    Purchaser is acquiring the Securities for investment for such Purchaser's own account, not as a nominee or agent and not with a view to, or for resale in connection with, any distribution thereof, and such Purchaser has no present intention of selling, granting participation in, or otherwise distributing any of the Securities. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Securities. Purchaser understands that the Securities to be purchased by Purchaser have not been and will not be (except as contemplated by the Investors' Rights Agreement) registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

        4.4.    Rule 144.    Purchaser acknowledges that the Securities are restricted securities within the meaning of applicable securities laws, have not been registered under the Securities Act, and must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. The Securities will bear a legend reflecting these conditions on transferability thereof.

        4.5.    No Public Market.    Purchaser understands that no public market now exists for the Shares or the Warrants and that it is uncertain whether a public market will ever exist for the Shares or the Warrants.

        4.6.    Access to Data.    Purchaser believes it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and an opportunity to review the Company's facilities. Purchaser understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description. Purchaser represents and acknowledges that it believes it has been furnished with or has had access to such information as Purchaser would customarily require to evaluate the merits and risks of the proposed investment. Purchaser represents and acknowledges that it believes it has had an opportunity to ask questions and receive answers from the Company's officers, employees and directors regarding the terms and conditions of the offering of the Securities. Purchaser has acted solely in its own interest and neither Purchaser nor any of its agents or employees has acted as an agent, employee, partner or fiduciary of any other Purchaser as an underwriter, broker, dealer or investment adviser. The foregoing sentence, however, does not limit or modify any Purchaser's rights under this Agreement including, without limitation, the representations and warranties of the Company in this Agreement or the right of the Purchasers to rely thereon.

        4.7.    Further Limitations on Dispositions.    Without in any way limiting the representations set forth above, Purchaser further agrees that, if at the time of any transfer of any Securities, such Securities shall not be registered under the Securities Act, prior to any disposition of all or any portion of the Securities, the Company may require, as a condition of allowing such transfer, that the holder or transferee furnish to the Company (i) such information as is appropriate to establish that such transfer may be made without registration under the Securities Act; and (ii) at the expense of the holder or transferee, an opinion by legal counsel designated by such holder or transferee and reasonably satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Securities Act. Notwithstanding the foregoing, no such opinion of counsel shall be necessary for a transfer pursuant to Rule 144 of the Securities and Exchange Commission or to any person or entity that is deemed to be an "affiliate" of the Purchasers for purposes of the Securities Act, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were an original Purchaser hereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other agreement arising hereunder; provided that in order to make any sale, transfer or assignment of Securities, such Purchaser and its pledgee must make such disposition in accordance with or pursuant to a registration statement or an exemption under to Securities Act.

        4.8.    Tax Consequences.    Purchaser has reviewed with Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement (including any tax consequences that may result under recently enacted tax legislation). Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

        4.9.    Residence.    Purchaser is incorporated and has its principal place of business in the geographic location identified on Exhibit A.

        4.10.    Confidentiality.    Purchaser shall not disclose or provide to any other person or entity any non-public information or materials, or copies thereof, whatsoever about the Company, disclosed or made available to the Purchasers in connection with the transactions contemplated hereby, or in Purchaser's capacity as stockholder of the Company; provided, however, that Purchaser may disclose such information to its legal and financial advisors in connection with advice to be rendered by them to the Purchaser(s), or to Purchaser's investors or potential investors or affiliates, or to any transferee or potential transferee of the Securities if such transfer is made in compliance with all the terms and conditions of this Agreement. Prior to such disclosure, Purchaser shall advise such legal and financial advisors or Purchaser's investors or potential investors or affiliates, or transferees or potential transferee, as the case may be, that each of them shall not further disclose such information or materials to any other person or entity or utilize such information or materials for the benefit of any person or entity other than the Company or the Purchaser, or such transferee, in the capacity of a stockholder of the Company, or in connection with the transactions contemplated hereby. The nondisclosure obligations set forth above shall not apply to any information which the Company determines in writing shall not be the subject of such nondisclosure obligations, nor shall such obligations apply to any information which, by applicable law, the Company may not prohibit the Purchasers from disclosing. The Purchaser may disclose any information to any governmental authority having jurisdiction over it, provided that the Company when reasonably possible shall be given reasonable advance written notice of Purchaser's intent to disclose any information covered under this Section 4.10 unless Purchaser is precluded from doing so by applicable law.

ARTICLE 5
CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING

        The obligations of each Purchaser to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived in whole or in part by such Purchaser at any time in its sole discretion by providing the Company with written notice thereof.

        5.1.    Representations and Warranties Correct.    The representations and warranties made by the Company in Article 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the same date.

        5.2.    Covenants.    All covenants, agreements, and conditions in this Agreement required to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects by the Company.

        5.3.    Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers.

        5.4.    Permits.    All governmental and third party Permits, filings and waivers necessary for consummation of the transactions to be consummated at the Closing shall have been obtained.

        5.5.    Certificate of Amendment of Second Amended and Restated Certificate of Incorporation.    The Company shall have filed the Charter with the Secretary of State of the State of Delaware.

        5.6.    Good Standing Certificates.    The Company shall have delivered a certificate of status dated as of a recent date issued by the Secretary of State of the State of Delaware to the effect that the Company is legally existing and in good standing.

        5.7.    Secretary's Certificate.    The Company shall have delivered a certificate executed by the Secretary or Assistant Secretary of the Company dated the Closing Date, certifying the following matters: (a) the resolutions adopted by the Company's Board of Directors and stockholders relating to the transactions contemplated by this Agreement; (b) the Charter; (c) the Bylaws of the Company; and (d) incumbency of the officers of the Company.

        5.8.    Stock Certificate.    The Company shall have delivered to each Purchaser a certificate for the number of Shares, and a Warrant to purchase the number of shares of Warrant Stock, next to such Purchaser's name on Exhibit A hereto.

        5.9.    Financing Agreements.    The Financing Agreements and the Warrants shall have been approved and executed by the Company and such number of other parties thereto as is sufficient to make such agreements and Warrants binding on the Company.

        5.10.    Compliance Certificate.    The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2, and 5.4 have been fulfilled.

        5.11.    Stockholder Approval.    At a meeting duly called, the stockholders of the Company shall have (i) duly approved the adoption of the Charter to establish the rights, preferences and privileges of the Series A Preferred Stock and (ii) duly approved the issuance of the Securities transactions in satisfaction of Nasdaq Stock Market rules.

        5.12.    Board of Directors.    The size of the Board of Directors of the Company shall have been increased to ten effective upon the Closing, and the Purchasers shall have received definitive documentation which memorializes the appointment of the Investor Designees to the Company's Board of Directors effective no later than the first day immediately following the Closing.

        5.13.    Opinion of Counsel.    The Purchasers shall have received an opinion of Fenwick & West LLP, counsel to the Company, in substantially the form of Exhibit F hereto.

        5.14.    No Delisting of Common Stock.    The Common Stock (a) shall be designated for quotation or listed on NASDAQ, and (b) shall not have been suspended by the Commission or NASDAQ from trading on NASDAQ nor shall suspension by the Commission or NASDAQ have been threatened either (i) in writing by the Commission or NASDAQ, or (ii) by falling below the minimum listing maintenance requirements of NASDAQ.

        5.15.    Reservation of Common Stock.    Effective as of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Shares and Warrant Stock, 12,801,205 shares of Common Stock.

        5.16    No Injunctions.    No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Financing Agreements and the Warrants, nor shall any proceeding have been commenced or threatened with respect to the foregoing.

        5.17    No Material Adverse Effect.    Between the time of the execution of this Agreement and the Closing Date, there shall have been no material adverse effect. For purposes of this Section 5.17, "material adverse effect" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, except to the extent that any such material adverse effect is caused by any act or omission of a Purchaser or results from (i) changes in general economic conditions, (ii) changes affecting the industry generally in which the Company operates (provided that such changes do not affect such entity in a substantially disproportionate manner), (iii) changes in the trading prices for the Common Stock, (iv) the Company's failure to achieve the consensus estimates of analysts for the Company's financial results in the first quarter of 2002, (v) employee attrition of less than 15%, (vi) the effect of the public announcement or pendency of the transactions contemplated by the Financing Agreements on the Company, (vii) the cancellation of customer orders comprising less than 25% of projected revenues for the then current quarter, or (viii) acts of terrorism, natural disasters or similar events constituting a force majeure event.

        5.18    Stockholder Agreement.    Each Purchaser shall have received a duly executed counterpart of the Stockholder Agreement from each other Purchaser and the Stockholder Agreement shall be in full force and effect and binding on each such party.

ARTICLE 6
CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING

        The Company's obligation to issue, sell and deliver the Securities at the Closing is subject to the fulfillment at or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company at any time in its sole discretion by providing the Purchasers with written notice thereof.

        6.1.    Representations and Warranties Correct.    The representations and warranties made by the Purchasers in Article 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on or as of the same date.

        6.2.    Payment of the Purchase Price.    Each Purchaser shall have delivered to the Company the purchase price for the Shares to be purchased by it.

        6.3.    Stockholder Approval.    At a meeting duly called, the stockholders of the Company shall have (i) duly approved the adoption of the Charter to establish the rights, preferences and privileges of the Series A Preferred Stock and (ii) approved the issuance of the Securities in satisfaction of Nasdaq Stock Market rules.

        6.4.    Stockholder Agreement.    The Company shall have received a duly executed counterpart of the Stockholder Agreement from each party thereto other than the Company and the Stockholder Agreement shall be in full force and effect and binding on each such party.

ARTICLE 7
COVENANTS

        The parties hereby covenant and agree as follows:

        7.1.    Confidentiality and Inventions Agreement.    The Company shall require each person employed by the Company who, in the ordinary course of his or her employment, has access to the Company's confidential and proprietary information, to execute a Confidentiality and Inventions Agreement, as the same may be revised from time to time on advice of Company's counsel.

        7.2.    Stockholder and Board of Directors Matters.    The Board of Directors of the Company shall call for a meeting of the stockholders of the Company for the purpose of approving the filing of the Charter and the issuance of the Securities and shall recommend that the stockholders approve the filing of the Charter and the issuance of the Securities. The Company shall (i) increase the size of its Board of Directors from eight to ten effective no later than the Closing and shall (ii) appoint to the Company's Board of Directors two individuals designated by H&QA and one individual designated by Vertex (the "Investor Designees") as Directors of the Corporation.

        7.3    Obligations.    Each party shall timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

        7.4    Form D and Blue Sky.    The Company agrees to file timely a Form D with the SEC with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all timely filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

        7.5    Reporting Status.    With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration ("Rule 144"), the Company shall: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (3) furnish to each Purchaser, so long as such Purchaser owns Common Stock issued upon conversion of the Shares or the Warrant Stock, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act, and (D) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

        7.6    Reservation of Shares.    The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares upon conversion of all of the Shares and the Warrant Stock without regard to any limitations on conversions or exercise.

        7.7    Listing.    The Company shall promptly secure the listing of all of the Common Stock issuable upon conversion of the Shares and the Warrant Stock upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all of the shares of Common Stock issuable from time to time under the terms of the Financing Agreements. So long as any Securities are outstanding, the Company shall maintain the Common Stock's authorization for quotation or listing on the NASDAQ. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.7.

        7.8    Pledge of Securities.    The Company acknowledges and agrees that the Securities may be pledged in compliance with applicable securities laws by a Purchaser in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Financing Agreement; provided that in order to make any sale, transfer or assignment of Securities, such Purchaser and its pledgee must make such disposition in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Company hereby agrees to execute and deliver such reasonable documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

        7.9    Transfer Agent Matters.    The Company shall, promptly after Closing, instruct and authorize Fenwick & West LLP, the transfer agent for the Company's Series A Preferred Stock, to issue the Securities.

        7.10    Certain Tax Matters.    The Purchasers and the Company shall, prior to the Closing, agree in writing on how to allocate the aggregate purchase price hereunder among the Shares and the Warrants.

        7.11    Voting Agreement.    Each Purchaser shall exercise its best efforts to cause each New Purchaser that is being substituted for the purchase of some or all of the Shares set forth beside such Purchaser's name on Exhibit A hereto to become a party to the Voting Agreement as an "Investor" (as defined in the Voting Agreement).

ARTICLE 8
MISCELLANEOUS

        8.1.    Waivers and Amendments.    Neither this Agreement nor any term hereof may be amended except by a written instrument signed by all parties hereto. This Agreement may not be waived except by an instrument in writing executed by the party entitled to the benefits thereby waived. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed to be, a further or continuing waiver of any such term, provision or condition, or as a waiver of any other term, provision or condition of this Agreement.

        8.2.    Governing Law.    This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the Northern District of California for the adjudication of any dispute hereunder.

        8.3.    Survival.    The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

        8.4.    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        8.5.    Entire Agreement.    This Agreement (i) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supercedes all prior understandings and agreements relating to the subjects hereof, whether written or oral between the parties hereof and (ii) terminates any and all rights the parties may have had that arose under or in connection with all prior understanding and agreements, including in each case all prior term sheets between the Company and any or all of the Purchasers.

        8.6.    Severability of this Agreement.    In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        8.7.    Finder's Fees.    The Company represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for commissions or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible. Each Purchaser represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser, or any of its employees or representatives, is responsible.

        8.8.    Legends.    Each certificate representing the Shares and the Conversion Stock shall be endorsed with a legend referencing such restrictions of such rules and regulations of the Securities and Exchange Commission and such contractual restrictions as the Company deems appropriate and a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ITS SUCCESSOR RULE UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

        Each certificate representing the Shares and the Conversion Stock shall also bear any legend required by any applicable state or foreign securities laws. The Company need not register a transfer of Shares or Conversion Stock unless the conditions specified in the foregoing legends are satisfied. The

Company may also instruct its transfer agent not to register the transfer of any of the Shares or Conversion Stock unless the conditions specified in the foregoing legend is satisfied.

        8.9.    Removal of Legends and Transfer Restrictions.    The legend relating to the Securities Act endorsed on a stock certificate pursuant to Section 8.8 of this Agreement and the stop transfer instructions with respect to the Shares and the Conversion Stock represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the holder of such Shares or Conversion Stock if such Shares or Conversion Stock are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that a public sale, transfer or assignment may be made without registration or if the Shares or the Conversion Stock may be sold pursuant to Rule 144(k) of the Securities Act.

        8.10.    Titles, Subtitles and Materiality.    The titles of the Charter, Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. For purposes of this Agreement "material" shall mean or refer to an amount of liability or an obligation exceeding $50,000 (annually, if appropriate) or having a material adverse effect on the Company's intellectual property rights or its business or operations.

        8.11.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        8.12.    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchasers, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Purchasers of any breach or default under this Agreement, or any waiver by the Purchasers of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchasers, shall be cumulative and not alternative.

        8.13    Expenses.    (a) Except as set forth below in this paragraph and in subsections 8.13(b) and 8.13(c), each party will bear its respective costs, fees and expenses (including legal and auditors' fees) incurred in connection with the Financing Agreements and the transactions contemplated hereby and thereby, provided that the Company will pay the first $60,000 of such reasonable expenses incurred by H&QA and the first $40,000 of such reasonable expenses incurred by Vertex in connection with the Financing Agreements and the transactions contemplated hereby and thereby.

        (b)  If the conditions set forth in Section 5.11 (Stockholder Approval) are not satisfied before June 30, 2002, then each of H&QA and Vertex shall have the right to elect to have the payment by the Company of their reasonable costs, fees and expenses (pursuant to the proviso of Section 8.13(a)) satisfied in full by the issuance to each of them of a warrant to purchase 50,000 shares of Common Stock of the Company at the Price Per Share.

        (c)  In the event that any action, suit or other proceeding is instituted concerning or arising out of the Financing Agreements or the transactions contemplated hereby and thereby, the prevailing party shall recover all of such party's reasonable costs, fees and expenses (including legal fees) incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

        8.14.    Notices.    Any notice, instruction, or communication required or permitted to be given under this Agreement to any party shall be in writing (which may include telex, telegram, telecopier, or other similar form of reproduction followed by a mailed hard copy) and shall be deemed given when actually received or, if earlier, five days after deposit in the United States Mail by certified or express mail, return receipt requested, postage prepaid, (or for foreign addresses by Federal Express, DHL or other comparable delivery service) addressed to the principal office of such party or to such other address as such party may request by written notice. Each party shall make an ordinary, good faith effort to ensure that the person to be given notice actually receives such notice. The address of the Purchasers shall be as set forth at Exhibit A hereto or at such other address as the Purchasers shall have furnished to the Company in writing; or if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing or, until any such holder so furnishes an address to the Company, at the address of the last holder of such Shares who has so furnished an address to the Company. Notice of change of address shall be given in accordance herewith. For ease of reference, the current business addresses for certain parties are as follows:

To Company:	GRIC Communications, Inc. 1421 McCarthy Boulevard Milpitas, California 95035 Attn.: General Counsel Tel: (408) 955-1920 Fax: (408) 435-8687
A copy of any notice to the Company shall be given to:
Fenwick & West LLP Two Palo Alto Square Palo Alto, California 94036 Attn.: David W. Healy Tel: (650) 858-7266 Fax: (650) 494-1417
To Vertex:
Vertex Technology Fund Ltd.
Vertex Technology Fund (II) Ltd. Vertex Technology Fund (III) Ltd.
77 Science Park Drive
#02-15 Cintech III
Singapore Science Park
Singapore 118256
Attention: Kheng Nam Lee, President
Tel: 011-65-777-0122
Fax: 011-65-777-1878 or 011-65-773-2628
and
Vertex Management, Inc. Three Lagoon Drive, Suite 220 Redwood City, California 94065 Attention: Hock Chuan Tam, Senior Vice President Tel: (650) 591-9300 Fax: (650) 591-5926

A copy of any notice to Vertex shall be given to:
Carr & Ferrell LLP 2225 E. Bayshore Road, Suite 200 Palo Alto, California 94303 Attn: Barry Carr, Esq. Fax: (650) 812-3444
To H&QA:	Asia Pacific Growth Fund III, L.P. 156 University Avenue Palo Alto, California 94301 Attn: Ms. Shawn M. Soderberg Fax: (650) 838-0801
A copy of any notice to H&QA shall be given to:
O'Melveny & Myers LLP Embarcadero Center West 275 Battery Street, Suite 2600 San Francisco, California 94111 Attn: Peter T. Healy, Esq. Fax: (415) 984-8701

        IN WITNESS WHEREOF, the parties have executed and delivered or caused this Series A Preferred Stock and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

"COMPANY"
GRIC Communications, Inc.
By:	/s/ HONG CHEN
Printed Name:
Title:
"PURCHASERS"
Asia Pacific Growth Fund III, L.P.		Vertex Technology Fund Ltd.
By:	/s/ TA-LIN HSU	By:	/s/ LEE KHENG NAM
Printed Name:		Printed Name:
Title:		Title:
Vertex Technology Fund (II) Ltd.		Vertex Technology Fund (III) Ltd.
By:	/s/ LEE KHENG NAM	By:	/s/ LEE KHENG NAM
Printed Name:		Printed Name:
Title:		Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT]

"PURCHASERS"
STT Ventures Ltd
By:	/s/ TEE BENG HUAT
Printed Name:
Title:
Green Dot Capital (BVI) Inc
By:	/s/ SIM MONG TEE
Printed Name:
Title:
Singapore Computer Systems Limited
By:	/s/ STEPHEN YEO
Printed Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT]

LIST OF EXHIBITS

Exhibit A	Schedule of Investors
Exhibit B	Form of Investors' Rights Agreement
Exhibit C	Form of Stockholder Agreement
Exhibit D	Form of Certificate of Amendment of Second Amended and Restated Certificate of Incorporation
Exhibit E	Form of Warrants
Exhibit F	Form of Legal Opinion of Fenwick & West LLP

Exhibit A

Schedule of Investors

        (Modified as of April 19, 2002 pursuant to Section 2.2 of the
Series A Preferred Stock and Warrant Purchase Agreement)

Purchasers and Address	Purchase Price ($)	Shares		# Shares of Warrant Stock
Asia Pacific Growth Fund III, L.P. (a Cayman entity) 156 University Avenue Palo Alto, California 94301	$10,000,000	6,024,096		1,506,024
Vertex Technology Fund Ltd. (a Singapore limited liability company) 77 Science Park #02-15 Cintech III Singapore Science Park Singapore 118256	$1,000,000	602,409	*	150,602	**
Vertex Technology Fund (II) Ltd. (a Singapore limited liability company) 77 Science Park #02-15 Cintech III Singapore Science Park Singapore 118256	$1,000,000	602,409	*	150,602	**
Vertex Technology Fund (III) Ltd. (a Singapore limited liabilitycompany) 77 Science Park #02-15 Cintech III Singapore Science Park Singapore 118256	$1,000,000	602,409	*	150,602	**
STT Ventures Ltd (a Mauritius entity) Registered Office: 10 Frere Felix de Valois Street Port Louis, Mauritius Correspondence Address: 51 Cuppage Road, #10-11/17 Starhub Centre Singapore 229469	$1,000,000	602,409		150,602
Green Dot Capital (BVI) Inc (a British Virgin Island entity) Registered Office: P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola British Virgin Islands Correspondence Address: c/o 8 Shenton Way # 09-02 Temasek Tower Singapore 068811	$500,000	301,204		75,301
Singapore Computer Systems Limited (a Singapore entity) 7 Bedok South Road Singapore 469272	$500,000	301,204		75,301

*
Each of these Purchasers has the right, if mutually agreed with the Company, to purchase up to an aggregate of 1,004,016 Shares.
**
If this Purchaser purchases more than the 602,409 Shares set forth above, then the number of shares of Warrant Stock subject to this electing Purchaser's Warrant shall be the product of the number of shares purchased multipled by .25 (rounded down to the nearest whole share) up to a maximum of 251, 004 shares of Warrant Stock each.

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Exhibit B

INVESTORS' RIGHTS AGREEMENT

        This Investors' Rights Agreement (the "Agreement") is entered into as of                        , 2002 (the "Effective Date") by and among GRIC Communications, Inc., a Delaware corporation (the "Company"), Asia Pacific Growth Fund III, L.P., a Cayman entity ("Asia Pacific"), Vertex Technology Fund Ltd., Vertex Technology Fund (II) Ltd. and Vertex Technology Fund (III) Ltd. (the later three being entities formed under the laws of Singapore and collectively referred to as "Vertex"), STT Ventures Ltd, an entity organized under the laws of Mauritius, Green Dot Capital (BVI) Inc, an entity organized under the laws of the British Virgin Islands, and Singapore Computer Systems Limited, an entity organized under the laws of Singapore. Hereinafter, the parties to the Agreement, other than the Company, will be collectively referred to as the "Investors".

RECITALS

        A.    The Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Investors, shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") and warrants to purchase shares of the Company's Series A Preferred Stock (the "Warrants") on the terms and conditions set forth in that certain Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement, dated as                        , 2002, by and among the Company and the Investors (the "Series A Agreement").

        B.    The Series A Agreement provides that the Investors shall be granted certain information, registration and participation rights, all as more fully set forth herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

        1.    INFORMATION RIGHTS.

          1.1    SEC Filings.    The Company covenants and agrees that, commencing on the Effective Date, for so long as any Investor holds shares of Series A Preferred Stock issued under the Series A Agreement or issued pursuant to the exercise of any Warrants issued under the Series A Agreement, the Company will timely file all reports required under the Exchange Act of 1934, as amended.

          1.2    Monthly and Budget Financial Information.    The Company covenants and agrees that, commencing on the Effective Date, for so long as an Investor holds at least twenty-five percent (25%) of the shares of Series A Preferred Stock issued on the Effective Date to the Investor under the Series A Agreement, the Company will:

            (a)    Monthly Reports.    Upon request by an Investor, furnish to such Investor monthly unaudited financial statements (except for the last month of the Company's fiscal year), including an unaudited Balance Sheet, an unaudited Statement of Operations and an unaudited Statement of Cash Flows; and

            (b)    Annual Budget and Operating Plan.    Furnish to such Investor as soon as practicable and in any event no later than thirty (30) days after the close of each fiscal year of the Company, an annual operating plan and budget, prepared on a monthly basis, for the next immediate fiscal year. The Company shall also furnish to such Investor, within a reasonable time of its preparation, amendments to the annual budget, if any.

          1.3    Confidentiality; Non-public Information.    Each Investor agrees to hold all information received pursuant to this Section 1 in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company. Each Investor agrees that it will not trade the Company's securities if it has non-public Company information that could be material.

          1.4    Inspection Rights.    The Company shall permit each Investor holding at least twenty-five percent (25%) of the shares of Series A Preferred Stock issued on the Effective Date to the Investor under the Series A Agreement, at such Investor's request and expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor.

        2.    REGISTRATION RIGHTS.

          2.1    Definitions.    For purposes of this Section 2:

            (a)    Registration.    The terms "register," "registration" and "registered" refer to a registration effected by preparing and filing a registration statement in compliance with the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of the S-3 Registration Statement.

            (b)    Registrable Securities.    The term "Registrable Securities" means:

              (1)  all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series A Preferred Stock that were purchased by any Investor under the Series A Agreement or may hereafter be acquired by any Investor or any Investor's permitted successors and assigns upon exercise of any of the Warrants; and

              (2)  any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection 2.1(b); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

            (c)    Registrable Securities Then Outstanding.    The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock which are Registrable Securities that are then (1) issued and outstanding or (2) issuable pursuant to the exercise of the Warrants and conversion of the Preferred Stock issued thereunder or issuable upon conversion of other then outstanding Preferred Stock.

            (d)    Holder.    The term "Holder" means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Series A Preferred Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided further, that the Company shall in no event be obligated to register shares of Series A Preferred Stock, and that Holders of Registrable Securities will not be required to convert their shares of Series A Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

            (e)    Form S-3.    The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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            (f)    SEC.    The term "SEC" means the U.S. Securities and Exchange Commission.

            (g)    The S-3 Registration Statement.    The term "S-3 Registration Statement" means a registration statement on Form S-3 described in Section 2.2 hereof.

          2.2    Form S-3 Registration.    Within thirty (30) days of the Effective Date, the Company shall file with the SEC a registration statement on Form S-3 and any related qualification or compliance with respect to all of the Registrable Securities then outstanding or thereafter issued upon conversion of Series A Preferred Stock issued upon exercise of the Warrants; provided, however, that the Company shall not be obligated to effect such registration, qualification or compliance pursuant to this Section 2.2 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance. The Company shall use best efforts to have the S-3 Registration Statement declared effective by the SEC within one hundred twenty (120) days of the Effective Date and shall leave such Registration Statement in effect until the second anniversary of the Effective Date, by which time the Company shall use best efforts to have a second S-3 Registration Statement declared effective by the SEC and shall leave such S-3 Registration Statement in effect until the fourth anniversary of the Effective Date. The Company's obligations to keep any S-3 Registration Statement effective shall cease as to any shares that become saleable under Rule 144(k) promulgated under the Securities Act. If for any reason either registration statement is suspended, the Company shall use best efforts to cause such registration statement to become effective again at the earliest possible date following the request of any of the Investors.

          In the event the that the S-3 Registration Statement is not declared effective by the SEC within one hundred twenty (120) days of the Effective Date, as relief for the damages to the Holders by reason of any such delay in or reduction of their ability to sell any of their Registrable Securities (which remedy shall not be exclusive of any other remedies available at law and in equity), the Company shall pay to the Holders on a pro rata basis relative to the number of Registrable Securities held by each Holder an aggregate amount in cash equal to fifty thousand dollars ($50,000) and an additional fifty thousand dollars ($50,000) for each of the following full months that elapse thereafter during which the S-3 Registration Statement declared is not declared effective by the SEC, provided that in no event shall all such payments pursuant to this paragraph exceed two hundred fifty thousand dollars ($250,000). Such payment shall be paid on the last day of the calendar month after which such payment is incurred.

          The Company shall pay all expenses incurred in connection with the registrations required pursuant to this Section 2.2, including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one (1) counsel for each Asia Pacific, Vertex and any other selling Holders (not to exceed $15,000), which may be counsel for the Company, and counsel for the Company (but excluding underwriters' discounts and commissions). Each Holder participating in the registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

          2.3    Obligations of the Company.    Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

            (a)  Prepare and file with the SEC such amendments and supplements to the S-3 Registration Statement and the prospectus used in connection with the S-3 Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the S-3 Registration Statement.

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            (b)  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

            (c)  Use reasonable efforts to register and qualify the securities covered by the S-3 Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (d)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting hereby agrees to also enter into and perform its obligations under such an agreement.

            (e)  Notwithstanding any other provision of this Agreement, from and after the time the S-3 Registration Statement is declared effective, the Company shall have the right to suspend the S-3 Registration Statement and the related prospectus in order to prevent premature disclosure of any material non-public information related to corporate developments by delivering notice of such suspension to the Holders; provided, however, that the Company may exercise the right to such suspension only twice in each calendar year for an aggregate of ninety (90) days in each calendar year. From and after the date of a notice of suspension under this Section 2.3(e), each Holder agrees not to use the S-3 Registration Statement or the related prospectus for resale of any Registrable Security until the notice from the Company that such suspension has been lifted.

          2.4    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 hereof that each of the selling Holders shall furnish to the Company such information regarding itself, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

          2.5    Delay of Registration.    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.6    Indemnification.

            (a)    By the Company.    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the "Violations" and, individually, a "Violation"):

              (1)  any untrue statement or alleged untrue statement of a material fact contained in the S-3 Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

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              (2)  the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

              (3)  any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by the S-3 Registration Statement.

    The Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, within one (1) month after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

            (b)    By Selling Holders.    To the extent permitted by law, each selling Holder will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the S-3 Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under the S-3 Registration Statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any violation of subsections 2.6(a)(1) and 2.6(a)(2) above, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished by such Holder with respect to the Holder (and none other) for use in connection with such registration. Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action within three months after a request for reimbursement has been received by the indemnifying Holder; provided, however, that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this subsection 2.6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

            (c)    Notice.    Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party shall have the right to participate in, and, to

5

    the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

            (d)    Defect Eliminated in Final Prospectus.    The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the S-3 Registration Statement becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

            (e)    Contribution.    If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to the S-3 Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

            (f)    Survival.    The obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in the S-3 Registration Statement, and otherwise.

        3.    PARTICIPATION RIGHTS.

          3.1    General.    Each Holder (as defined in subsection 2.1(d) hereof) and any party to whom such Holder's rights under this Section 3 have been duly assigned in accordance with subsection 4.1(b) hereof (each such Holder or assignee being hereinafter referred to as a "Rights Holder") has the right to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part)

6

  of any "New Securities" (as defined in Section 3.2 hereof) that the Company may from time to time issue after the Effective Date, provided, however, such Rights Holder shall have no right to purchase any such New Securities if such Rights Holder cannot demonstrate to the Company's reasonable satisfaction that such Rights Holder is at the time of the proposed issuance of such New Securities an "accredited investor" as such term is defined in Regulation D under the Securities Act. A Rights Holder's "Pro Rata Share" for purposes of this participation right is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under subsection 2.1(d) hereof), to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (3) the total number of shares of Common Stock of the Company subject to then outstanding options and warrants (including options and warrants exercisable for securities which are ultimately convertible into Common Stock).

          3.2    New Securities.    "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term "New Securities" does not include:

            (a)  shares of Common Stock issued or issuable upon conversion of the outstanding shares of Preferred Stock;

            (b)  any shares of Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by a majority of the Board of Directors;

            (c)  shares of Common Stock or Preferred Stock issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Company's Board of Directors or pursuant to the purchase of less than a fifty percent (50%) equity ownership in connection with a joint venture or other strategic arrangement or other commercial relationship, provided such an arrangement is approved by the Board of Directors;

            (d)  any shares of Series A Preferred Stock issued under the Series A Agreement, as such agreement may be amended;

            (e)  shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding as of the Effective Date and any securities issuable upon the conversion thereof; and

            (f)    shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or recapitalization.

          3.3    Procedures.    In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder a written notice of its intention to issue New Securities (the "Notice"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities given in accordance with

7

  Section 5(a) hereof. Each Rights Holder shall have thirty (30) days from the date such Notice is effective, as determined pursuant to Section 5.1 hereof based upon the manner or method of notice, to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such thirty (30) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he, she or it did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a "Purchasing Holder") written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder's full Pro Rata Share of such offering of New Securities (the "Overallotment Notice"). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders, at any time within ten (10) days after receiving the Overallotment Notice.

          3.4    Failure to Exercise.    In the event that any Rights Holder fails to exercise in full the participation right within such thirty (30) plus ten (10) day period, then the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which such Rights Holder's rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

          3.5    Termination.    This participation right shall terminate upon (1) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a "combination transaction")) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an "Acquiring Stockholder", as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (2) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company's stockholders or (3) as to each Rights Holder, when all shares of Series A Preferred Stock and Series A Preferred Stock issued upon exercise of the Warrants have been converted and exercised, respectively, into Common Stock. For purposes of this Section 3.5, an "Acquiring Stockholder" means a stockholder or stockholders of the Company that (1) merges or combines with the Company in such combination transaction or (2) owns or controls a majority of another corporation that merges or combines with the Company in such combination transaction.

8

        4.    ASSIGNMENT AND AMENDMENT.

          4.1    Assignment.    Notwithstanding anything herein to the contrary:

            (a)    Information Rights.    The rights of an Investor under Section 1 hereof may be assigned only to an affiliate of an Investor or another party who acquires from an Investor (or an Investor's permitted assigns) at least that minimum number of shares of Series A Preferred Stock described in Section 1.2 hereof.

            (b)    Registration Rights; Participation Rights.    The registration rights of a Holder under Section 2 hereof and the participation right of a Rights Holder under Section 3 hereof may be assigned only to an affiliate of an Investor or another party who acquires at least twenty-five percent (25%) of the shares of Series A Preferred Stock issued under the Series A Agreement to such Holder, or thirty-five percent (35%) of the shares issued pursuant to the exercise of any Warrants issued under the Series A Agreement, and/or the equivalent number (on an as-converted basis) of shares of Common Stock; provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further that any such assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

          4.2    Amendment and Waiver of Rights.    Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Asia Pacific, Vertex and the Investors (and/or any of their permitted successors or assigns) holding shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion thereof representing and/or convertible into a majority of all the Investors' Shares (as defined below). As used herein, the term "Investors' Shares" shall mean the shares of Common Stock then issuable upon conversion of all then outstanding shares of Series A Preferred Stock issued under the Series A Agreement and, in the event any of the Warrants has been exercised, all shares of Common Stock issuable upon conversion of Series A Preferred Stock issued upon exercise of such Warrants. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

        5.    GENERAL PROVISIONS.

          5.1    Notices.    Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

      (a)
      if to the Company, at:
      GRIC Communications, Inc.
      1421 McCarthy Boulevard
      Milpitas, California 95035
      Attention: David Teichmann, Esq.
      Telephone: (408) 965-1309
      Facsimile: (408) 435-8687

9

      with a copy to:

        Fenwick & West LLP
        Two Palo Alto Square
        Palo Alto, CA 94306
        Attention: David Healy, Esq.
        Telephone: (650) 494-0600
        Facsimile: (650) 494-1417

      (b)
      if to Asia Pacific, at
      Asia Pacific Growth Fund III, L.P.
      156 University Avenue
      Palo Alto, CA 94301
      Attention: Mark Hsu
      Telephone: (650) 838-8088
      Facsimile: (650) 838-0801

      with a copy to:

        O'Melveny & Myers LLP
        Embarcadero Center West
        275 Battery Street
        San Francisco, CA 94111-3305
        Attention: Peter Healy, Esq.
        Telephone: (415) 984-8833
        Facsimile: (415) 984-8701

      (c)
      if to Vertex, at:
      Vertex Technology Fund Ltd.
      Vertex Technology Fund (II) Ltd.
      Vertex Technology Fund (III) Ltd.
      77 Science Park Drive
      #02-15 Cintech III
      Singapore Science Park
      Singapore 118256
      Attention: Kheng Nam Lee, President
      Telephone: 011-65-777-0122
      Facsimile: 011-65-777-1878 or 011-65-773-2628

        and

        Vertex Management, Inc.
        Three Lagoon Drive, Suite 220
        Redwood City, CA 94065
        Attention: Hock Chuan Tam, Senior Vice President
        Telephone: (650) 591-9300
        Facsimile: (650) 591-5926

      with a copy to:

        Carr & Ferrell LLP
        2225 E. Bayshore Road, Suite 200
        Palo Alto, CA 94303
        Attention: Barry Carr, Esq.
        Telephone: (650) 812-3400
        Facsimile: (650) 812-3444

10

  Any party hereto (and such party's permitted successors, assigns or transferees) may by notice so given provide and change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

          5.2    Entire Agreement.    This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

          5.3    Governing Law.    This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to contracts made and to be performed entirely within the State of California, excluding that body of law relating to conflict of laws and choice of law.

          5.4    Severability.    If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

          5.5    Third Parties.    Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          5.6    Successors And Assigns.    Subject to the provisions of Section 4.1 hereof, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

          5.7    Titles and Headings.    The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "Sections," "subsections" and "exhibits" will mean "Sections," "subsections" and "exhibits" to this Agreement.

          5.8    Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

          5.9    Costs and Attorneys' Fees.    In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          5.10    Adjustments for Stock Splits, Etc.    Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

11

          5.11    Further Assurances.    The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

          5.12    Facsimile Signatures.    This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Remainder of page intentionally left blank.]

12

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement as of the date and year first above written.

GRIC COMMUNICATIONS, INC.		ASIA PACIFIC GROWTH FUND III, L.P.
By:		By:
Name:		Name:
Title:		Title:
VERTEX TECHNOLOGY FUND LTD.		VERTEX TECHNOLOGY FUND (II) LTD.
By:		By:
Name:	Lee Kheng Nam	Name:	Lee Kheng Nam
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact
VERTEX TECHNOLOGY FUND (III) LTD.		STT VENTURES LTD
By:		By:
Name:	Lee Kheng Nam	Name:
Title:	Attorney-in-Fact	Title:
GREEN DOT CAPITAL (BVI) INC		SINGAPORE COMPUTER SYSTEMS LIMITED
By:		By:
Name:		Name:
Title:	Attorney-in-Fact	Title:

        [SIGNATURE PAGE TO GRIC COMMUNICATIONS, INC. INVESTORS' RIGHTS
AGREEMENT]

13

EXHIBIT A

Schedule of Investors

  Asia Pacific Growth Fund III, L.P.
  156 University Avenue
  Palo Alto, CA 94301
  Attention: Mark Hsu
  Telephone: (650) 838-8088
  Facsimile: (650) 838-0801

  Vertex Technology Fund Ltd.
  Vertex Technology Fund (II) Ltd.
  Vertex Technology Fund (III) Ltd.
  77 Science Park Drive
  #02-15 Cintech III
  Singapore Science Park
  Singapore 118256
  Attention: Kheng Nam Lee, President
  Telephone: 011-65-777-0122
  Facsimile: 011-65-777-1878 or 011-65-773-2628
  Email:   leekn@vertex.st.com.sg

  STT Ventures Ltd
      Registered Office:
  10 Frere Felix de Valois Street
  Port Louis, Mauritius
      Correspondence Address:
  51 Cuppage Road, # 10-11/17
  Starhub Centre
  Singapore 229469
  Attention: Tee Beng Huat
  Telephone: 65-6-723-8777
  Facsimile: 65-6-720-7288

  Green Dot Capital (BVI) Inc
      Registered Office:
  P.O. Box 957
  Offshore Incorporations Centre
  Road Town, Tortola
  British Virgin Islands
      Correspondence Address:
  c/o 8 Shenton Way
  # 09-02 Temasek Tower
  Singapore 068811
  Attention: Ms. Ong Lay Peng
  Telephone: 65-6-824-6818
  Facsimile: 65-6-820-8090

  Singapore Computer Systems Limited
  7 Bedok South Road
  Singapore 469272
  Attention: Ms. Wendy Ng
  Telephone: 65-6-827-3887
  Facsimile: 65-6-827-3104

14

Exhibit C

STOCKHOLDER AGREEMENT

        This Stockholder Agreement (the "Agreement") is entered into as of                        , 2002 (the "Effective Date") by and among GRIC Communications, Inc., a Delaware corporation (the "Company"), Asia Pacific Growth Fund III, L.P., a Cayman entity ("Asia Pacific"), Vertex Technology Fund Ltd., Vertex Technology Fund (II) Ltd. and Vertex Technology Fund (III) Ltd. (the later three being entities formed under the laws of Singapore and collectively referred to as "Vertex"), STT Ventures Ltd, an entity organized under the laws of Mauritius, Green Dot Capital (BVI) Inc, an entity organized under the laws of the British Virgin Islands, and Singapore Computer Systems Limited, an entity organized under the laws of Singapore (STT Ventures Ltd, Green Dot Capital (BVI) Inc and Singapore Computer Systems Limited, collectively "Vertex Assignees"). Hereinafter, the parties to the Agreement, other than the Company, will be collectively referred to as the "Investors".

W  I  T  N  E  S  S  E  T  H:

        WHEREAS, the Company and the Investors have entered into that certain Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement (the "Series A Agreement") dated as of                        , 2002 pursuant to which the Company has agreed to sell to the Investors, and the Investors have agreed to purchase from the Company, shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") and warrants to purchase shares of Series A Preferred Stock (the "Warrants"); and

        WHEREAS, the Company and the Investors deem it to be in their best interests to provide for certain matters with respect to the governance of the Company and desire to enter into this Agreement in order to effectuate that purpose.

        NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

        1)    Definitions.    As used in this Agreement, the following terms shall have the meanings set forth below:

          a)    "Board" shall mean the board of directors of the Company.

          b)    "Change of Control" shall mean (a) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a "combination transaction")) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an "Acquiring Stockholder", as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (b) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company's stockholders. For purposes of this subsection 1(b), an "Acquiring Stockholder" means a stockholder or stockholders of the Company that (i) merges or combines with the Company in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Company in such combination transaction.

          c)    "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company and any securities of the Company into which such Common Stock may be reclassified, exchanged or converted.

          d)    "Common Stockholders" shall mean the holders of the Company's Common Stock.

          e)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          f)    "Group" means two or more individuals and/or entities that are a "person" (within the meaning of Section 13(d) of the Exchange Act) formed for the purpose of acquiring, holding, voting or disposing of Common Stock and/or Preferred Stock (as defined herein).

          g)    "Investors' Rights Agreement" shall mean that certain Investors' Rights Agreement dated of even date herewith by and among the Company and the Investors.

          h)    "Preferred Stock" shall mean any series of preferred stock, par value $0.001 per share, of the Company and any securities of the Company into which such Preferred Stock may be reclassified, exchanged or converted.

          i)    "SEC" shall mean the United States Securities and Exchange Commission.

          j)    "Standstill Period" shall mean the period from the Effective Date until the earliest to occur of the following: (i) the fifth anniversary of the Effective Date, (ii) the date the Company enters into an agreement which, if consummated, would result in a Change of Control of the Company, (iii) a third party tender offer for the Company, (iv) a Change of Control of the Company, or (v) a reduction of the collective beneficial ownership of the Common Stock and/or Preferred Stock of the Company by the Investors and their respective affiliates to below twenty percent (20%) of the Total Voting Power (as defined below) of the Company.

          k)    "Total Voting Power" shall mean the total number of votes which may be cast in the election of members of the Board if all securities entitled to vote thereon are present and voted.

          l)    "Voting Agreement" shall mean that certain Amended and Restated Voting Agreement dated of even date herewith by and among the Company, the Investors and certain other Company stockholders.

        2)    Voting.    During the Standstill Period, each Investor (and their respective transferees who are their affiliates ("Affiliated Transferees")) shall cause all shares of Preferred Stock and Common Stock held by such Investor or its Affiliated Transferees to be voted in favor of any of the following proposals submitted to a vote of the Company's stockholders: (i) any transaction contemplating a Change of Control to be effected pursuant to an agreement approved by the Board (including any amendment to the Company's Certificate of Incorporation required to effect any such transaction, so long as same does not change the liquidation preference of the Series A Preferred Stock), provided that the monetary value to be received pursuant to such Change of Control transaction by any Investors or Affiliated Transferees is at least $3.32 per share of Preferred Stock held immediately prior to the Change of Control, on an as converted to Common Stock basis (such figure to be adjusted for stock splits, stock dividends, recapitalizations and the like) and provided further that the Investors and Affiliated Transferees shall not be required to provide any representation or warranties in respect of the transaction, (ii) the sale and issuance of Common Stock in a public offering (including any amendment to the Company's Certificate of Incorporation required to effect any such transaction, so long as same does not change the liquidation preference of the Series A Preferred Stock), or (iii) an acquisition by the Company of another corporation or entity utilizing Common Stock as the form of consideration; provided, however, that this Section 2 shall only apply when the shares voted by the stockholders of the Company (excluding the shares held by the Investors) in favor of the proposal to implement one of the transactions described above constitute a majority of the outstanding shares of Common Stock and Preferred Stock of the Company voting together as a single class.

        3)    No Dissent.    During the Standstill Period (a) the Investors shall not exercise any statutory dissenter's or appraisal rights with respect to a Change of Control to be effected pursuant to an

5

agreement approved by the Board, and (b) Affiliated Transferees of Investors shall not exercise any statutory dissenter's or appraisal rights with respect to any Change of Control to be effected pursuant to an agreement approved by the Board; provided that, with respect to the Affilated Transferees of Vertex, at least 1 of the directors who represents Vertex on the Board has voted in favor of such transaction and with respect to the Affilated Transferees of Asia Pacific, at least 1 of the directors who represents Asia Pacific on the Board has voted in favor of such transaction.

        4)    Standstill.    During the Standstill Period, the Investors and their Affiliated Transferees shall not directly or indirectly, nor shall the Investors or their Affiliated Transferees authorize or direct any of their respective representatives (excluding directors who represent any Investor on the Board acting in their capacity as members of the Board) to, in each case unless specifically authorized to do so or consented to in writing in advance by the Board:

          a)    acquire or agree, offer, seek or propose to acquire, or cause to be acquired, beneficial ownership of any voting stock of the Company or any options, warrants or other rights (including, without limitation, any convertible or exchangeable securities) to acquire any voting stock of the Company, except pursuant to the Investors' Rights Agreement, the Voting Agreement or upon the exercise of any options, warrants or other rights (including, without limitation, any convertible or exchangeable securities) held by the Investors;

          b)    make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) with respect to the voting of any securities of the Company; provided, however, that the limitation contained in this clause (b) shall not restrict the Investors from communicating their views on any transaction proposed by the Company to the stockholders of the Company;

          c)    deposit any securities of the Company held by such Investor in a voting trust or subject any such securities to any arrangement or agreement with any person;

          d)    form, join, or in any way become a member of a Group (involving parties or entities other than Asia Pacific and/or Vertex, with the understanding that Vertex and any of its affiliates may not form a Group that includes Asia Pacific or any of Asia Pacific's affiliates and that Asia Pacific and any of its affiliates may not form a Group that includes Vertex or any of Vertex's affiliates) with respect to any voting securities of the Company;

          e)    seek to propose or propose, whether alone or in concert with others, any tender offer, exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving the Company;

          f)    nominate any person as a director of the Company who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company, except for nominations of the representatives of the Preferred Stock on the Board contemplated by the Voting Agreement and/or the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Amendment") to become effective on or about the Effective Date;

          g)    seek, either alone or in concert with others, to elect a majority of the directors of the Board in order to control the policies of the Company;

          h)    sell securities of the Company to any person (other than an Affiliated Transferee) that is known (without any duty of investigation) by the selling party to be seeking control of the Company; provided that this clause shall not apply if Hong Chen or Lynn Ya-Lin Liu has sold, or has entered into any agreement to sell his or her shares of Common Stock to such party seeking control of the Company;

6

          i)    sell securities of the Company constituting more than twenty percent (20%) of the Total Voting Power at a price that is more than ten percent (10%) above the then current trading price of the Common Stock as most recently reported in the Wall Street Journal ("Current Price"); provided that this clause shall not apply if Hong Chen or Lynn Ya-Lin Liu has sold, or has entered into any agreement to sell, a majority of his or her shares of Common Stock at a price that is more than ten percent (10%) above the Current Price; or

          j)    publicly announce or disclose any intention, plan or arrangement inconsistent with the foregoing restrictions.

        5)    Fiduciary Duties.    Notwithstanding anything set forth under this Agreement with respect to an Investor that has representation on the Board, nothing herein shall limit or change the fiduciary duties or rights of any director of the Board acting in such capacity, or require such director to act in a manner inconsistent with the fiduciary duties of a director of the Board.

        6)    General Provisions.

          a)    Notices.    Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

i)	if to the Company, at: GRIC Communications, Inc. 1421 McCarthy Boulevard Milpitas, California 95035 Attention: David Teichmann, Esq. Telephone: (408) 965-1309 Facsimile: (408) 435-8687
with a copy to:
Fenwick & West LLP Two Palo Alto Square Palo Alto, CA 94306 Attention: David Healy, Esq. Telephone: (650) 494-0600 Facsimile: (650) 494-1417
ii)	if to Asia Pacific, at: Asia Pacific Growth Fund III, L.P. 156 University Avenue Palo Alto, CA 94301 Attention: Mark Hsu Telephone: (650) 838-8088 Facsimile: (650) 838-0801
with a copy to:

7

O'Melveny & Myers LLP Embarcadero Center West 275 Battery Street San Francisco, CA 94111-3305 Attention: Peter Healy, Esq. Telephone: (415) 984-8700 Facsimile: (415) 984-8701
iii)
if to Vertex, at:
Vertex Technology Fund Ltd.
Vertex Technology Fund (II) Ltd.
Vertex Technology Fund (III) Ltd.
77 Science Park Drive
#02-15 Cintech III
Singapore Science Park
Singapore 118256
Attention: Kheng Nam Lee, President
Telephone: 011-65-777-0122
Facsimile: 011-65-777-1878 or 011-65-773-2628
and
Vertex Management, Inc. Three Lagoon Drive, Suite 220 Redwood City, CA 94065 Attention: Hock Chuan Tam, Senior Vice President Telephone: (650) 591-9300 Facsimile: (650) 591-5926
with a copy to:
Carr & Ferrell LLP 2225 E. Bayshore Road, Suite 200 Palo Alto, CA 94303 Attention: Barry Carr, Esq. Telephone: (650) 812-3400 Facsimile: (650) 812-3444
iv)	if to the other Investors, at:

STT Ventures Ltd
    Registered Office:
10 Frere Felix de Valois Street
Port Louis, Mauritius
    Correspondence Address:
51 Cuppage Road, # 10-11/17
Starhub Centre
Singapore 229469
Attention: Tee Beng Huat, Vice President, Business Development
Telephone: 65-6-723-8777
Facsimile: 65-6-720-7288

8

Green Dot Capital (BVI) Inc
    Registered Office:
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands
    Correspondence Address:
c/o 8 Shenton Way, # 09-02
Temasek Tower
Singapore 068811
Attention: Ms. Ong Lay Peng
Telephone: 65-6-824-6818
Facsimile: 65-6-820-8090
and
Singapore Computer Systems Limited 7 Bedok South Road Singapore 469272 Attention: Ms. Wendy Ng Telephone: 65-6-827-3887 Facsimile: 65-6-827-3104
with a copy to:
Carr & Ferrell LLP 2225 E. Bayshore Road, Suite 200 Palo Alto, CA 94303 Attention: Barry Carr, Esq. Telephone: (650) 812-3400 Facsimile: (650) 812-3444

Any party hereto (and such party's permitted successors, assigns or transferees) may by notice so given provide and change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

          b)    Entire Agreement.    This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          c)    Amendment; Waiver.    Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, Asia Pacific, Vertex and the Investors (and/or any of their permitted successors or assigns) holding shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion thereof representing and/or convertible into a majority of all the Investors' Shares (as defined below). As used herein, the term "Investors' Shares" shall mean the shares of Common Stock then issuable upon conversion of all then outstanding shares of Series A Preferred Stock issued under the Series A Agreement and, in the event any of the Warrants has been exercised, all shares of Common Stock issuable upon conversion of Series A Preferred Stock issued upon exercise of such Warrants. Any amendment or waiver effected in accordance with this subsection 6(c) shall be binding upon each Investor, each permitted successor or assignee of such Investor and the Company.

9

          d)    Governing Law.    This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to contracts made and to be performed entirely within the State of California, excluding that body of law relating to conflict of laws and choice of law.

          e)    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          f)    Third Parties.    Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto (and their successors and assigns), any rights or remedies under or by reason of this Agreement.

          g)    Successors and Assigns.    The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          h)    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        [Remainder of this page intentionally left blank.]

10

        IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the date and year first above written.

GRIC COMMUNICATIONS, INC.		ASIA PACIFIC GROWTH FUND III, L.P.
By:		By:
Name:		Name:
Title:		Title:
VERTEX TECHNOLOGY FUND LTD.		VERTEX TECHNOLOGY FUND (II) LTD.
BY:		By:
Name:	Lee Kheng Nam	Name:	Lee Kheng Nam
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact
VERTEX TECHNOLOGY FUND III LTD.		STT VENTURES LTD
By:		By:
Name:	Lee Kheng Nam	Name:
Title:	Attorney-in-Fact	Title:
GREEN DOT CAPITAL (BVI) INC		SINGAPORE COMPUTER SYSTEMS LIMITED
By:		By:
Name:		Name:
Title:		Title:

[SIGNATURE PAGE TO GRIC COMMUNICATIONS, INC. STOCKHOLDER AGREEMENT]

11

EXHIBIT A

Schedule of Investors

    Asia Pacific Growth Fund III, L.P.
    156 University Avenue
    Palo Alto, CA 94301
    Attention: Mark Hsu
    Telephone: (650) 838-8088
    Facsimile: (650) 838-0801

    Vertex Technology Fund Ltd.
    Vertex Technology Fund (II) Ltd.
    Vertex Technology Fund (III) Ltd.
    77 Science Park Drive
    #02-15 Cintech III
    Singapore Science Park
    Singapore 118256
    Attention: Kheng Nam Lee, President
    Telephone: 011-65-777-0122
    Facsimile: 011-65-777-1878 or 011-65-773-2628
    Email:     leekn@vertex.st.com.sg

    STT Ventures Ltd
        Registered Office:
    10 Frere Felix de Valois Street
    Port Louis, Mauritius
        Correspondence Address:
    51 Cuppage Road, # 10-11/17
    Starhub Centre
    Singapore 229469
    Attention: Tee Beng Huat
    Telephone: 65-6-723-8777
    Facsimile: 65-6-720-7288

    Green Dot Capital (BVI) Inc
        Registered Office:
    P.O. Box 957
    Offshore Incorporations Centre
    Road Town, Tortola
    British Virgin Islands
        Correspondence Address:
    c/o 8 Shenton Way
    # 09-02 Temasek Tower
    Singapore 068811
    Attention: Ms. Ong Lay Peng
    Telephone: 65-6-824-6818
    Facsimile: 65-6-820-8090

    Singapore Computer Systems Limited
    7 Bedok South Road
    Singapore 469272
    Attention: Ms. Wendy Ng
    Telephone: 65-6-827-3887
    Facsimile: 65-6-827-3104

12

Exhibit D

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GRIC COMMUNICATIONS, INC.

        GRIC Communications, Inc., a Delaware corporation, (the "Corporation"), does hereby certify that the following amendment to the Corporation's Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendment by the Corporation's stockholders:

        Article IV of the Second Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

Article IV

        This corporation is authorized to issue two (2) classes of shares, designated "Common Stock" and "Preferred Stock". The total number of shares of Common Stock authorized to be issued is 50,000,000 shares, $0.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is 17,801,205 shares, $0.001 par value per share, 12,801,205 of which are designated as "Series A Preferred Stock" and 5,000,000 of which shall remain undesignated.

        The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a Certificate or Certificates establishing a series of Preferred Stock.

        Except as otherwise expressly provided herein or in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

        The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as follows:

        1.    Definitions.    For purposes of this Article IV, the following definitions apply:

          1.1  "Board" shall mean the Board of Directors of the Corporation.

          1.2  "Corporation" shall mean this corporation.

          1.3  "Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Corporation.

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          1.4  "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

          1.5  "Original Issue Date" for the Series A Preferred Stock shall mean the date on which the first share of Series A Preferred Stock is issued by the Corporation.

          1.6  "Original Issue Price" shall mean $1.66 per share for the Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to such series of Preferred Stock).

          1.7  "Permitted Repurchases" shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Corporation has the option to repurchase such shares: (i) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Corporation's exercise of a right of first refusal to repurchase such shares.

          1.8  "Series A Preferred Stock" shall mean the Series A Preferred Stock, $0.001 par value per share, of the Corporation.

          1.9  "Subsidiary" shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

        2.    Dividend Rights.

          2.1    Series A Preferred Stock.    The holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, noncumulative dividends in such amounts as may be determined by the Board. No dividends (other than a Common Stock Dividend) shall be paid with respect to the Common Stock during any calendar year unless dividends in an equal or greater amount per share shall have first been paid or declared and set apart for payment to the holders of the Series A Preferred Stock during that calendar year; provided, however, that this restriction shall not apply to Permitted Repurchases. Dividends on the Series A Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series A Preferred Stock in any amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

          2.2    No Participation Rights.    If, after dividends for the Series A Preferred Stock have been paid or declared and set apart in any calendar year of the Corporation, the Board shall declare additional dividends out of funds legally available therefor in that calendar year, then none of such additional dividends shall be declared on the Series A Preferred Stock.

          2.3    Non-Cash Dividends.    Whenever a dividend provided for in this Section 2 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board, provided that dividends payable in securities (other than Common Stock Dividends and dividends declared and paid on the Series A Preferred Stock that are payable in shares of Series A Preferred Stock) shall be valued in the manner set forth in Section 3.4(a) and (b) hereof.

          2.4    Payment on Conversion.    If the Corporation shall have declared and unpaid dividends with respect to any Series A Preferred Stock, then immediately prior to, and upon a conversion of any of such Preferred Stock as provided in Section 5, the Corporation shall, subject to the legal

2

  availability of funds and assets therefor and subject to any liquidation preference rights which may have been previously invoked under Section 3 hereof, pay in cash to the holder of the shares of Series A Preferred Stock being converted the full amount of any dividends declared and unpaid on such shares.

        3.    Liquidation Rights.    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets that may be legally distributed to the Corporation's stockholders (the "Available Funds and Assets") shall be distributed to stockholders in the following manner:

          3.1    Series A Preferred Stock.    The holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price of the Series A Preferred Stock plus all declared but unpaid dividends on the Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series A Preferred Stock of their full preferential amount described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata, according to the number of outstanding shares of Series A Preferred Stock held by each holder thereof.

          3.2    Participation Rights.    If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock and the Series A Preferred Stock pro rata according to the number of shares of Common Stock held by such holders, where, for this purpose, holders of shares of Series A Preferred Stock will be deemed to hold (in lieu of their Series A Preferred Stock) the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Series A Preferred Stock pursuant to Section 5 until such time as each holder of then outstanding Series A Preferred Stock shall have received, in distributions made under this Section 3, an aggregate amount equal to $5.81 per share of Series A Preferred Stock held (such aggregate dollar amount to include all amounts previously paid to such holder pursuant to Section 3.1) ("Maximum Participation Threshold") after which time the holders of then outstanding Common Stock shall be entitled to receive all the remaining Available Funds and Assets (if any) pro rata according to the number of outstanding shares of Common Stock then held by each of them; provided, however, that in the event that each holder of then outstanding Series A Preferred Stock would receive, in distributions made under Section 3.1 and the foregoing provisions of this Section 3.2, an aggregate amount of less than $3.32 per share of Series A Preferred Stock held, then, notwithstanding the foregoing, each holder of then outstanding Series A Preferred Stock shall be entitled to receive from the remaining Available Funds and Assets, prior to any distribution on Common Stock, and in addition to the amount specified in Section 3.1, an amount per share of Series A Preferred Stock held equal to the product of $0.166 per share of Series A Preferred Stock multiplied by the number of calendar years (including any fraction thereof) elapsed from the Original Issue Date to the time of distribution, and thereafter, any remaining Available Funds and Assets shall be distributed among the holders of the outstanding Common Stock and Series A Stock as set forth above, subject to the Maximum Participation Threshold. All dollar figures in this Section 3.2 shall be proportionately adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to Series A Preferred Stock.

          3.3    Merger or Sale of Assets.    Each of the following transactions shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 3

3

  (and in such case the Available Funds and Assets shall be the consideration paid by the acquiror in the Combination Transaction (as defined below)): (a) any reorganization, consolidation or merger approved by the Board of Directors of the Corporation (each, a "Combination Transaction") in which the Corporation is a constituent corporation or is a party if, as a result of such Combination Transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such Combination Transaction (other than any such securities that are held by an "Acquiring Stockholder", as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such Combination Transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Combination Transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (b) a sale of all or substantially all of the assets of the Corporation approved by the Board of Directors of the Corporation, that is followed by the distribution of the proceeds to the Company's stockholders. For the avoidance of doubt, neither a tender offer nor other stock purchase transaction (other than a reorganization, consolidation or merger approved by the Board of Directors of the Corporation) pursuant to which securities of the Corporation are purchased by a third party nor an issuance of securities by the Corporation that results in a change of control, is or shall be deemed a Combination Transaction. For purposes of this Section 3.3, an "Acquiring Stockholder" means a stockholder or stockholders of the Corporation that (i) merges or combines with the Corporation in such Combination Transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Corporation in such Combination Transaction.

    Notwithstanding the foregoing or the provisions of Section 5.7 below, if any of the above described transactions are approved by a vote sufficient under the Delaware General Corporation Law, this Certificate and the Bylaws of the Corporation, then such transaction and the rights of the holders of Common Stock and Preferred Stock will be governed by the documents to be entered into in connection with such transaction.

          3.4    Non-Cash Consideration.    If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board of Directors in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

            (a)  The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

              (i)    unless otherwise specified in a definitive agreement for the acquisition of the Corporation, if the securities are then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the distribution; and

              (ii)  if (i) above does not apply but the securities are actively traded over-the-counter, then, unless otherwise specified in a definitive agreement for the acquisition of the Corporation, the value shall be deemed to be the average of the closing bid prices over the thirty (30) calendar day period ending three (3) trading days prior to the distribution; and

4

              (iii)  if there is no active public market as described in clauses (i) or (ii) above, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

            (b)  The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs (a)(i),(ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

        4.    Voting Rights.

          4.1    Series A Preferred Stock.    Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of Section 5 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

          4.2    General.    Subject to the other provisions of this Certificate of Incorporation, each holder of Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

          4.3    Board of Directors Election and Removal.

            (a)    Election of Directors.    So long as: (i) the total number of outstanding shares of Series A Preferred Stock is equal to or greater than 75% of the number of shares of Series A Preferred Stock issued on the Original Issue Date, the holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect three (3) directors of the Corporation; (ii) the total number of outstanding shares of Series A Preferred Stock is equal to or greater than 50% of the number of shares of Series A Preferred Stock issued on the Original Issue Date, the holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation; and (iii) the total number of outstanding shares of Series A Preferred Stock is equal to or greater than 25% of the number of shares of Series A Preferred Stock issued on the Original Issue Date, the holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Corporation. The foregoing share amounts shall be subject to proportional adjustments to reflect combinations or subdivisions of Series A Preferred Stock or dividends declared in shares of such stock. The directors of the Corporation which the holders of Series A Preferred Stock are entitled to elect pursuant to this Section 4.3 shall be collectively referred to herein as the "Series A Directors." The holders of the Common Stock, voting as a separate class, shall be entitled to elect all directors of the Corporation not entitled to be elected by the holders of Series A Preferred Stock pursuant to this Section 4.3.

            (b)    Quorum; Required Vote.

              (i)    Quorum.    At any meeting held for the purpose of electing the Series A Directors, the presence in person or by proxy of the holders of a majority of the shares of the Series A Preferred Stock then outstanding shall constitute a quorum for the election of the Series A Directors.

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              (ii)    Required Vote.    With respect to the election of the Series A Directors by the holders of the outstanding shares of Series A Preferred Stock (the "Specified Stock"), that candidate or those candidates (as applicable) shall be elected who either: (i) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes (on an as-converted basis) of the outstanding shares of such Specified Stock; or (ii) in the case of any such vote taken by written consent without a meeting, are elected by the written consent of the holders of a majority of outstanding shares of such Specified Stock.

            (c)    Vacancy.    If there shall be any vacancy in the office of a Series A Director, then a director to hold office for the unexpired term of such directorship may be elected by the required vote of holders of the shares of Specified Stock specified in Section 4.3(b)(ii) above that are entitled to elect such director.

            (d)    Removal.    Subject to Section 141(k) of the Delaware General Corporation Law, any director who shall have been elected to the Board by the holders of Specified Stock, or by any director or directors elected by holders of Specified Stock as provided in Section 4.3, may be removed during his or her term of office, without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power, on an as-converted basis, of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in Section 4.3(c).

            (e)    Procedures.    Any meeting of the holders of Specified Stock, and any action taken by the holders of Specified Stock by written consent without a meeting, in order to elect or remove a director under this Section 4.3, shall be held in accordance with the procedures and provisions of the Corporation's Bylaws, the Delaware General Corporation Law and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

            (f)    Termination.    Notwithstanding anything in this Section 4.3 to the contrary, the provisions of this Section 4.3 shall cease to be of any further force or effect upon the earliest to occur of: (i) upon the merger or consolidation of the Corporation with or into any other corporation or corporations if such consolidation or merger is approved by the stockholders of the Corporation in compliance with applicable law and the Certificate of Incorporation and Bylaws of the Corporation in which the holders of the Corporation's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation); or (ii) a sale of all or substantially all of the Corporation's assets.

          4.4    Protective Provisions.    So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the approval, by vote or written consent, of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate series:

            (a)  amend its Certificate of Incorporation or Bylaws in any manner that would alter or change the rights, preferences, privileges or restrictions of Series A Preferred Stock so as to adversely affect such series of Preferred Stock;

            (b)  reclassify any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

6

            (c)  authorize any other equity security, including any other security convertible into or exercisable for any equity security, having rights or preferences senior to or being on a parity with Series A Preferred Stock as to dividend or voting rights or liquidation preferences; or

            (d)  increase the total number of authorized shares of Preferred Stock or Common Stock.

        5.    Conversion Rights.    The outstanding shares of Series A Preferred Stock shall be convertible into Common Stock as follows:

          5.1    Optional Conversion.

            (a)  At the option of the holder thereof, each share of Series A Preferred Stock shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Common Stock as provided herein.

            (b)  Each holder of Series A Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          5.2    Automatic Conversion.

            (a)  Each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein on the earlier to occur of (i) the fifth anniversary of the Original Issue Date or (ii) the date which is the ninetieth consecutive trading day on which the closing price of the Corporation's Common Stock (as reported by a national securities exchange or the Nasdaq National Market or a similar national quotation system on which the Common Stock is then traded) equaled or exceeded $8.30 per share, provided that the average daily trading volume calculated over such ninety day period equaled or exceeded 200,000 shares (such amounts as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Common Stock).

            (b)  Upon the occurrence of any event specified in subparagraph 5.2(a)(i) or (ii) above, the outstanding shares of Series A Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation and/or its transfer agent to indemnify the Corporation and/or its transfer agent from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of any transfer agent for the Series A Preferred Stock or Common

7

    Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

          5.3    Conversion Price.    Each share of Series A Preferred Stock shall be convertible in accordance with Section 5.1 or Section 5.2 above into the number of shares of Common Stock which results from dividing the Original Issue Price for such series of Preferred Stock by the conversion price for such series of Preferred Stock that is in effect at the time of conversion (the "Conversion Price"). The initial Conversion Price for such series of Preferred Stock shall be the Original Issue Price for such series of Preferred Stock. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as provided below. Following each adjustment of the Conversion Price, such adjusted Conversion Price shall remain in effect until a further adjustment of such Conversion Price hereunder.

          5.4    Adjustment Upon Common Stock Event.    Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of Series A Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such series of Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of Preferred Stock. The Conversion Price for Series A Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term the "Common Stock Event" shall mean at any time or from time to time after the Original Issue Date, (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          5.5    Adjustments for Other Dividends and Distributions.    If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

          5.6    Adjustment for Reclassification, Exchange and Substitution.    If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section 5), then in any such event each holder of Series A Preferred Stock shall have the right

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  thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          5.7    Reorganizations, Mergers and Consolidations.    If at any time or from time to time after the Original Issue Date there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (except an event which is governed under Section 3.3), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series A Preferred Stock thereafter shall be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 5.7 shall similarly apply to successive reorganizations, mergers and consolidations.

          5.8    Sale of Shares Below Conversion Price.

            (a)    Adjustment Formula.    If at any time or from time to time after the Original Issue Date the Corporation issues or sells, or is deemed by the provisions of this Section 5.8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in Section 5.4, a dividend or distribution as provided in Section 5.5 or a recapitalization, reclassification or other change as provided in Section 5.6, or a reorganization, merger or consolidation as provided in section 5.7, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for such series of Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

              (i)    The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

              (ii)  The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

    Notwithstanding any other provision hereof, in no event shall the Conversion Price for Series A Preferred Stock be reduced pursuant to this Section 5.8 to below the closing price of

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    the Corporation's Common Stock on January 30, 2002 as reported by the Nasdaq National Market (such price as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to Common Stock).

            (b)    Certain Definitions.    For the purpose of making any adjustment required under this Section 5.8:

              (i)    The "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation, or deemed issued as provided in Section 5.8(c) below, whether or not subsequently reacquired or retired by the Corporation, other than:

                (A)  shares of Common Stock issued or issuable upon conversion of any outstanding shares of the Preferred Stock;

                (B)  any shares of Common Stock or Preferred Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements approved by the Board of Directors;

                (C)  any shares of the Corporation's Common Stock or Preferred Stock (and/or options or warrants therefor) issued to parties that are (i) strategic partners investing in connection with a commercial relationship with the Corporation or (ii) providing the Corporation with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, under arrangements, in each case, approved by the Board of Directors;

                (D)  shares of Common Stock or Preferred Stock issued pursuant to the acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Corporation acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Corporation's Board of Directors or pursuant to the purchase of less than a fifty percent (50%) equity ownership in connection with a joint venture or other strategic arrangement or other commercial relationship, provided such an arrangement is approved by the Board of Directors;

                (E)  shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding as of the date of this Certificate of Amendment and any securities issuable upon the conversion thereof;

                (F)  shares of Common Stock issued pursuant to a transaction described in Section 5.4 hereof; and

                (G)  any shares of Common Stock or Preferred Stock (or options, or warrants or rights to acquire same), issued or issuable hereafter that are unanimously approved by the Board as being excluded from the definition of "Additional Shares of Common Stock" under this subsection 5.8(b)(i).

              (ii)  The "Aggregate Consideration Received" by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of

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      any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

              (iii)  The "Common Stock Equivalents Outstanding" shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Corporation that are outstanding at the time in question, plus (B) all shares of Common Stock of the Corporation issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Corporation that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

              (iv)  The "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

              (v)  The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this Section 5.8, into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this Section 5.8, for the issue of such Additional Shares of Common Stock; and

              (vi)  The "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

            (c)    Deemed Issuances.    For the purpose of making any adjustment to the Conversion Price of Series A Preferred Stock required under this Section 5.8, if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for a series of Preferred Stock, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the

11

    Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

              (i)    if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

              (ii)  if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

              (iii)  if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

          5.9    Certificate of Adjustment.    In each case of an adjustment or readjustment of the Conversion Price for the Series A Preferred Stock, the Corporation, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Corporation's books.

          5.10    Fractional Shares.    No fractional shares of Common Stock shall be issued upon any conversion of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the closing price of the Corporation's Common Stock (as reported by a national securities exchange or the Nasdaq National Market or a similar national quotation system on which the Common Stock is then traded) on the date of conversion.

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          5.11    Reservation of Stock Issuable Upon Conversion.    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          5.12    Notices.    Any notice required by the provisions of these Certificate of Incorporation to be given to the holders of shares of the Series A Preferred Stock shall be deemed given upon the earlier of actual receipt or three business days after deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or delivery by a recognized express courier, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

          5.13    No Impairment.    The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

        6.    Miscellaneous.

          6.1    No Reissuance of Preferred Stock.    No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

          6.2    Preemptive Rights.    No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and a stockholder.

          6.3    Preferred Stock Written Consent.    Notwithstanding any other provision of this Certificate of Incorporation, with respect to matters involving only the Preferred Stock and the rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock, the holders of Preferred Stock may take action without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of majority of the Preferred Stock then outstanding.

        IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this                        , 2002 and the foregoing facts stated herein are true and correct.

GRIC COMMUNICATIONS, INC.
By:	Bharat Davé, President

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Exhibit E

        THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                    , 2002

WARRANT TO PURCHASE SERIES A PREFERRED STOCK
OF
GRIC COMMUNICATIONS,  INC.

No.	Void after , 2007
CUSIP No.:	Number of shares: [ ]

        GRIC Communications, Inc., a Delaware corporation (the "Company"), with principal offices at 1421 McCarthy Blvd., Milpitas, CA 95035, hereby acknowledges that                        is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at any time after the above specified date of this Warrant and prior to the Expiration Date (as defined below), up to that number of shares of Warrant Stock (as defined below) as may be purchased for the Maximum Purchase Amount (as defined below) at a price per share equal to the Warrant Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for each share of Warrant Stock so purchased in lawful money of the United States. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

        This Warrant is issued pursuant to that certain Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated as of                        , 2002 (the "Purchase Agreement"), by and among the Company, the original holder of this Warrant and certain other investors listed on the Schedule of Investors attached to the Purchase Agreement as Exhibit A, and is subject to the provisions thereof.

        1.    Definitions.    The following definitions shall apply for purposes of this Warrant:

          1.1  "Company" means the "Company" as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

          1.2  "Expiration Date" means the earliest to occur of (i) the fifth anniversary of the date first written above, (ii) the consummation of a consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger, (iii) the consummation of a sale of all or substantially all of the assets of the Company or (iv) the date of any liquidation, dissolution or winding up of the Company.

          1.3  "Holder" means any person who shall at the time be the registered holder of this Warrant.

          1.4  "Maximum Number" means [10% multiplied by the number of shares of Preferred Stock purchased by the Holder at the closing of the financing] [15% multiplied by the number of shares of Preferred Stock purchased by the Holder at the closing of the financing].

          1.5  "Maximum Purchase Amount" means the product of the Maximum Number multiplied by the Warrant Price.

          1.6  "Net Exercise" means an exercise of this Warrant pursuant to Section 2.6.

          1.7  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and a government or any department or agency thereof.

          1.8  "Purchase Amount" means, at a given time, an amount equal to the Maximum Purchase Amount less the aggregate amount previously paid to the Company for the purchase of Warrant Stock upon exercise of this Warrant.

          1.9  "Warrant" means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

          1.10 "Warrant Price" means [$1.66] [$2.49]. The Warrant Price is subject to adjustment as provided herein.

          1.11 "Warrant Stock" means fully paid, non-assessable shares of Series A Preferred Stock of the Company. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term "Warrant Stock" shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

        2.    Exercise.

          2.1    Method of Exercise.    Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day before the Expiration Date, for up to that number of shares of Warrant Stock that is obtained by dividing (a) the Purchase Amount by (b) the then effective Warrant Price, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof.

          2.2    Form of Payment.    Payment may be made by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder, or (iv) any combination of the foregoing.

          2.3    Partial Exercise.    Upon a partial exercise of this Warrant: (i) the Purchase Amount immediately prior to such exercise shall be reduced by the aggregate amount paid to the Company upon such exercise of this Warrant, and (ii) this Warrant shall be surrendered by the Holder and replaced with a new Warrant of like tenor in which the Maximum Purchase Amount is the Purchase Amount as so reduced. In no event may the cumulative aggregate purchase price paid to the Company upon all exercises of the Warrant exceed the Maximum Purchase Amount.

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          2.4    No Fractional Shares.    No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

          2.5    Restrictions on Exercise.    This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto, confirming and acknowledging that the representations and warranties of the Holder set forth in Section 4 of the Purchase Agreement are true and correct as of this date of exercise.

          2.6    Net Issue Election.    The Holder may elect to convert this Warrant, without the payment by the Holder of any additional consideration, into shares of Warrant Stock having a value equal to the Purchase Amount or any portion thereof by the surrender of this Warrant or such portion to the Company, with the net issue election selected in the subscription form attached hereto duly executed by the Holder, at the principal offices of the Company. Thereupon, the Company will issue to the Holder such number of shares of Warrant Stock as is computed using the following formula:

X	=	Y (A-B) A
where	X = the number of shares to be issued to the Holder pursuant to this Section 2.6.
Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2.6.
A = the fair market value of one share of Warrant Stock, as determined in good faith by the Company's Board of Directors, as at the time the net issue election is made pursuant to this Section 2.6.
B = the Warrant Price in effect at the time the net issue election is made pursuant to this Section 2.6.

        The Company's Board of Directors will promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Warrant Stock.

        3.    Issuance of Stock.

          3.1  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. In the event of any exercise of the rights represented by this Warrant, the Company shall promptly following the date of its receipt of the exercise notice, the Purchase Amount (or notice of a Net Exercise) and this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), (1) in the case of a public resale of such Warrant Stock, at the holder's request, credit such aggregate number of shares of Warrant Stock to which the holder shall be entitled to the holder's or its designee's balance account with the Depositary Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system, or (2) issue and deliver to the address as specified in the exercise notice, a certificate or certificates in such denominations as may be requested by the holder in the exercise notice, registered in the name of the holder or its

3

  designee, for the number of shares of Warrant Stock to which the holder shall be entitled upon such exercise. Upon delivery of the exercise notice, this Warrant and Purchase Amount or notification to the Company of a Net Exercise, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Stock with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Stock.

          3.2  In the case of a dispute as to the determination of the Warrant Price or the arithmetic calculation of the number of shares of Warrant Stock, the Company shall promptly issue to the holder the number of shares of Warrant Stock that is not disputed and shall promptly submit the disputed determination or arithmetic calculation to the holder via facsimile. If the holder and the Company are unable to promptly agree upon the determination of the Warrant Price or arithmetic calculation of the number of shares of Warrant Stock, then the Company shall immediately submit via facsimile (x) the disputed determination of the Warrant Price to an independent, reputable investment banking firm selected jointly by the Company and the holder, or (y) the disputed arithmetic calculation of the number of shares of Warrant Stock to its independent, outside auditor. The Company shall cause the investment banking firm or the auditor, as the case may be, to promptly perform the determination or calculation and notify the Company and the holder of the results. Such investment banking firm's or auditor's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error. All fees and expenses of such determinations shall be borne solely by the Company.

        4.    Adjustment Provisions.    The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment solely upon the occurrence of the following events:

          4.1    Adjustment for Stock Splits, Stock Dividends, etc.    The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities) that occurs after the date of the Warrant.

          4.2    Adjustment for Other Dividends and Distributions.    In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in securities of the Company (other than issuances with respect to which adjustment is made under Section 4.1), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

          4.3    Adjustment for Reorganization or Recapitalization.    After the date of this Warrant, in case of any reorganization or recapitalization of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), other than transactions described in Section 1.2 above, then the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such reorganization or recapitalization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization or recapitalization if the Holder had exercised this Warrant immediately prior

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  thereto, all subject to further adjustment as provided in this Section 4, and the successor or purchasing corporation in such reorganization or recapitalization (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization or recapitalization.

          4.4    Conversion of Stock.    In case all the authorized Warrant Stock of the Company is converted, pursuant to the Company's Certificate of Incorporation, into Common Stock or other securities or property, or the Warrant Stock otherwise ceases to exist, then, in such case, the Holder, upon exercise of this Warrant at any time after the date on which the Warrant Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the "Former Number of Shares of Warrant Stock"), the stock and other securities and property to which the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Warrant Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).

          4.5    Notice of Adjustments.    The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

          4.6    No Change Necessary.    The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

          4.7    Reservation of Stock.    If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

        5.    Covenants.    The Company hereby covenants and agrees as follows:

          5.1    Issuance of Warrants and Warrant Stock.    This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. All Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and payment hereof or net exercise in accordance with the terms hereof, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Warrant Stock.

          5.2    Reservation of Shares.    During the period within which the rights represented by this Warrant may be exercised, the Company will take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the number of shares of (a) Common Stock needed to provide for the conversion of the Warrant Stock, and (b) Warrant Stock needed to provide for the exercise of all of the Warrants, without regard to any limitations on conversions or exercise.

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          5.3    Listing.    The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Warrant Stock upon each national securities exchange or market and automated quotation system, if any, upon which shares of Common Stock are then listed and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall list on each such exchange or market or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such exchange or market or automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.3.

          5.4    Certain Actions.    The Company will not, by amendment of its certificate of incorporation (the "Charter") or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Warrant Stock issuable upon the exercise of this Warrant above the Warrant Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the exercise of this Warrant, and (iii) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Warrant Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Warrant Stock then authorized by the Charter and available for the purpose of issue upon such exercise.

          5.5    Obligations Binding on Successors.    This Warrant will be binding upon any entity succeeding to the Company in one or a series of transactions by merger, consolidation or acquisition of all or substantially all of the Company's assets or other similar transactions.

        6.    Taxes.    The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Stock upon exercise of this Warrant.

        7.    Ownership and Transfer.

          7.1  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the "Warrant Register"), in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

          7.2  Subject to restrictions set forth in the Purchase Agreement and the Stockholder Agreement, this Warrant and all rights hereunder shall be assignable and transferable by the holder hereof without the consent of the Company upon surrender of this Warrant with a properly executed assignment at the principal executive offices of the Company (or such other office or agency of the Company as it may designate in writing to the holder hereof).

          7.3  The Company is obligated to register the Common Stock issuable upon conversion of the Warrant Stock for resale under the Securities Act pursuant to the Investors Rights Agreement. The shares of Warrant Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Investors Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Investors Rights Agreement and such holder, by its acceptance of this

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  Warrant, agrees and shall agree to be bound by and to comply with the terms and conditions of the Investors Rights Agreement applicable to such holder as a holder of such Registrable Securities.

        8.    Effect of Reclassification, Consolidation, Merger or Sale.    If any of the following events occur, namely (a) any reclassification or change of the outstanding shares of Common Stock, (b) any statutory exchange, as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a "Statutory Exchange"), (c) the closing of any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (d) voluntary or involuntary dissolution, liquidation or winding-up of the Company, or (e) the closing of any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person (each of the events described in the foregoing clauses (a), (b), (c), (d) and (e), a "Special Event"), as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Warrant shall be deemed exercised immediately prior to such Special Event, and such shares of Warrant Stock issuable upon such exercise shall be deemed converted to Common Stock immediately prior to such Special Event.

        9.    Notice to Holders Prior to Certain Actions.    In case:

          (a)  the Company shall declare a dividend (or any other distribution) on its Common Stock;

          (b)  the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c)  of any Special Event;

          the Company shall mail to each holder of Warrants at its address appearing on the Warrant Register as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such Special Event is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Special Event.

        10.    Lost, Stolen, Mutilated or Destroyed Warrants.    If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Notwithstanding the foregoing, if this Warrant is lost by, stolen from or destroyed by the original holder hereof, the affidavit of such original holder setting forth the circumstances of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required by the Company as a condition to the execution and delivery by the Company of a new Warrant to such original holder other than such original holder's unsecured written agreement to indemnify the Company solely for losses actually incurred by the Company as a direct consequence of the loss, theft or destruction of the Warrant.

        11    No Rights or Liabilities as Stockholder.    This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant,

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and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

        12.    No Impairment.    The Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

        13.    Attorneys' Fees.    In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys' fees.

        14.    Transfer.    Neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company's prior written consent, which the Company may withhold in its sole discretion.

        15.    Governing Law.    This Warrant shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. The parties hereto irrevocably submit to the jurisdiction of the state and federal courts sitting in the Northern District of California.

        16.    Headings.    The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

        17.    Notices.    Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on Exhibit A to Purchase Agreement or, in the case of the Company, at the principal offices of the Company, or at such other address as any party or the Company may designate by giving ten (10) days' advance written notice to all other parties.

        18.    Amendment; Waiver.    Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of Warrants representing at least a majority of the aggregate shares of Warrant Stock issuable upon exercise of all the Warrants at the time outstanding (and such majority shall include Asia Pacific Growth Fund, III, L.P., Vertex Technology Fund (II) Ltd. and Vertex Technology Fund (III) Ltd.). Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, each holder of any Notes at the time outstanding, each future holder of such securities, and the Company.

        19.    Severability.    If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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        20.    Terms Binding.    By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

[Rest of Page Intentionally Left Blank]

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GRIC COMMUNICATIONS, INC.:	ACCEPTED BY HOLDER:
Name of Holder:
By:	By:

Name:	Name:

Title:	Title:

[SIGNATURE PAGE TO WARRANT]

10

Exhibit 1

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: GRIC Communications, Inc.

        (1)  The undersigned Holder hereby elects to purchase            shares of Series A Preferred Stock of GRIC Communications, Inc. (the "Warrant Stock"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

        {(1)    Net Issue Election.    The undersigned Holder elects to convert the Warrant into such shares of Warrant Stock by net issue election pursuant to Section 2.6 of the Warrant. This conversion is exercised with respect to            shares of Series A Preferred Stock of GRIC Communications, Inc. (the "Warrant Stock") covered by the Warrant.

[STRIKE PARAGRAPH ABOVE THAT DOES NOT APPLY]}

        (2)  In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 4 of the Purchase Agreement (as defined in the Warrant) as they apply to the undersigned Holder are true and correct as of this date.

        (3)  Please issue a certificate or certificates representing such shares of Warrant Stock in the name or names specified below:

(Name)	(Name)
(Address)	(Address)
(Address)	(Address)
(City, Country, Postal Code)	(City, Country, Postal Code)
(Date)	(Signature of Holder)

Exhibit F

                                    , 2002

        To each of the investors (the "Investors") named in the Schedule of Investors attached as Exhibit A to the Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated                        , 2002 (the "Agreement") among the Investors and GRIC Communications, Inc., a Delaware corporation (the "Company").

Ladies and Gentlemen:

        We have acted as counsel to the Company in connection with the issuance and sale by the Company to the Investors pursuant to the Agreement of up to 10,240,964 shares (the "Purchased Shares") of the Company's Series A Preferred Stock (the "Series A Stock") and warrants (the "Warrants") to purchase up to 2,560,241 shares (the "Warrant Shares") of Series A Stock. This opinion is furnished to you pursuant to Section 5.13 of the Agreement. Unless otherwise indicated in this letter, which includes Attachment A hereto, all capitalized terms used herein have the meanings given to those terms in the Agreement. As used herein "Conversion Shares" shall mean shares of the Company's Common Stock issuable upon conversion of the Purchased Shares or Warrant Shares.

        In order to render this opinion we have examined such questions of law as we deem advisable under the circumstances. As to questions of fact, we have relied solely upon our examination of the documents referred to on Attachment A and our actual knowledge. We have not examined any document other than those described on Attachment A or made any independent factual investigation. No bring-down certificate, telegram or telephonic advice of the public officials referred to on Attachment A were obtained as of the date hereof, nor, except as described on Attachment A, have we caused the search of any docket of any court, tribunal, agency or similar authority or any other record of any governmental agency or third party.

        In our examination of documents referred to on Attachment A, we have assumed the current accuracy and completeness of (a) the information obtained from public officials and records included in the documents referred to on Attachment A, and (b) the representations and warranties made by representatives of the Company to us, including without limitation, those set forth in the Management Certificate. We have also assumed that all the representations and warranties made by the Company and the Investors in, or pursuant to, any of the Closing Agreements to which the Company or any Investor is a party or any Closing Documents provided by any such person or entity are, accurate and complete in all material respects. We have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any factual matters other than those described above; however, we are not aware of any facts or circumstances that would cause us to believe that any of the opinions expressed herein are not accurate.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, (a) the genuineness of all signatures on original documents, (b) the authenticity and completeness of all documents submitted to us as originals, (c) the conformity to originals and completeness of all documents submitted to us as copies, (d) the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, (e) the legal competence or capacity of all persons or entities (other than the Company) executing the same and (f) except with respect to due authorization, execution and delivery of the Closing Agreements by the Company and the due authorization by the Company of the Certificate of Amendment, the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        For the purposes of this opinion, we have also assumed that: (a) the Investors have fully paid all required consideration for the Purchased Shares to the Company as provided in the Agreement and have fully performed all the other obligations that they are to perform at or before the Closing; (b) each Investor has all requisite power and authority and, if an entity, is in good standing in the jurisdiction of its formation; (c) each Investor has taken any and all corporate, partnership or other action necessary for the due authorization by such Investor of the execution, delivery and performance of all such Investor's obligations under the Closing Agreements; and (c) each of the Closing Agreements is duly enforceable in accordance with its respective terms against, and constitutes the legal, valid and binding obligations of, each of the parties thereto other than the Company.

        As used in this opinion, the phrases "our actual knowledge," "to our knowledge," "we are not aware," "known to us" or words of similar import refer only to the actual knowledge of the attorneys currently in this firm who have rendered legal services to the Company in connection with the transactions contemplated by the Closing Agreements and mean that, while we have made no investigation of the matters stated other than our examination of documents referred to on Attachment A, such attorneys do not have actual knowledge that such matters are factually incorrect. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

        Where statements in this opinion regarding an effect on, or matters relating to, the Company are qualified by the term "material," those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Company's business, assets or financial condition, taken as a whole, which are entirely those of the Company and its officers, after having been advised by us as to the legal effect and consequences of such matters; however, such opinions and judgments are not known to us to be incorrect.

        As to the enforceability of the Closing Agreements, this opinion is qualified by, and is subject to, and we render no opinion with respect to:

          (a)  the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally; and

          (b)  the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, public policy and unconscionability and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

        We draw your attention to and we render no opinion with respect to: (a) the enforceability of the indemnification and contribution provisions of the Rights Agreement; (b) compliance or noncompliance with antifraud provisions of applicable state and federal statutes, rules and regulations concerning the issuance and sale of securities; and (c) the effect any breach of the fiduciary duties of the Company's Board of Directors or principal stockholders in connection with the Board's approval of, or the principal stockholders' approval of or participation in, the transactions contemplated by the Closing Agreements would have on the enforceability thereof.

        In rendering the opinion expressed in paragraph 1 below regarding the good standing of the Company and the Company's qualification to do business as a foreign corporation in the State of California, we have relied solely on the certification of the Company's good standing set forth in the Certificates of Good Standing described on Attachment A.

        In rendering the opinion expressed in paragraphs 5 and 6 below, we have assumed the accuracy and completeness of the information provided by the Company to the Investors in connection with such offer and sale. We have also relied upon the Investors' representations in the Closing Agreements, and the Company's representations to us as to factual matters in the Management Certificate, including, without limitation that, the Company has made no offer to sell the Purchased Shares or Warrant Shares by means of any "general solicitation" (as defined in Regulation D under the Securities Act of 1933, as amended) or the "publication of any advertisement" (as defined under the California Corporate Securities Act of 1968, as amended, and the regulations thereunder) and that no offer or sale of the Purchased Shares, Warrants or Warrant Shares has been made or will be made in any state or jurisdiction other than the State of California and the countries of Singapore and the Cayman Islands.

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        We are admitted to practice law in the State of California, and our opinion is only with respect to the existing laws of the State of California, the existing Delaware General Corporation Law without reference to case law or secondary sources and the existing federal laws of the United States of America. Special rulings of such authorities or opinions of other counsel have not been sought or obtained by us in connection with the transactions contemplated by the Closing Agreements. Our opinion is limited to such California state and United States federal statutes, laws, rules or regulations and provisions of the Delaware General Corporation Law as in our experience are of general application to transactions of the sort provided for in the Closing Agreements. Without limiting the foregoing, we express no opinion regarding the laws of Singapore or the Cayman Islands.

        To the extent that any of the documents reviewed by us in connection with this opinion other than the Closing Agreements are governed by the laws of any jurisdiction other than the State of California, the United States federal law or the Delaware General Corporation Law as described above, our opinion relating to those documents is based on the assumption that the laws of such other jurisdictions are the same as the relevant laws of California and that the choice of law provisions selecting the laws of such other jurisdictions as the governing law of such documents would be given effect. Since we are admitted to practice law in the State of California, we express no opinion as to whether or not the laws of any jurisdiction other than the State of California, the United States federal law or the Delaware General Corporation Law as described above, are applicable to the such documents.

        We also call your attention to the fact that under various reports published by committees of the State Bar of California under the 1989 Report of the Committee on Corporations of the Business Law Section of the State Bar of California Regarding Legal Opinions in Business Transactions (August 1989), certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although we have expressly set forth some assumptions, qualifications and exceptions herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard practice for lawyers in California.

        Based upon the foregoing, subject to the assumptions and qualifications referred to herein and except as may be otherwise set forth in the Company's Disclosure Letter, the following are our opinions as of immediately prior to the Closing.

        l.      The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company is qualified to do business as a foreign corporation in good standing in the State of California.

        2.    The Certificate of Amendment and the Closing Agreements have been duly adopted and authorized, respectively, by all necessary corporate action on the part of the Company. The Closing Agreements have been duly executed on behalf of the Company and delivered by the Company to the Investors. Each of the Closing Agreements constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        3.    The execution and delivery of the Closing Agreements by the Company and the performance by the Company of its obligations under the Closing Agreements do not conflict with, or result in a violation of, (a) the Restated Certificate, Certificate of Amendment or Bylaws, (b) to our knowledge and except as would not have a material adverse effect (as defined in the Agreement) on the Company, any judgment, order or decree of any court or arbitrator to which the Company is a party, or (c) any agreement binding on the Company that has been filed by the Company with the Securities and Exchange Commission ("SEC") as an exhibit to the Company's annual report on Form 10-K for its fiscal year ended December 31, 2000 (the "2000 Form 10-K") or as an exhibit to any report filed by the Company with the SEC prior to the Closing pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of filing of the original 2000 Form 10-K or any agreement binding on the Company of which we are aware and which is required to be filed as an exhibit to any report required to be filed by the Company with the SEC pursuant to the Exchange Act

3

(collectively, the "Material Agreements"), which would have a material adverse effect (as defined in the Agreement) on the Company.

        4.    The Purchased Shares, when issued and paid for at the Closing as provided in the Agreement, will be duly authorized and validly issued, fully paid and nonassessable. The Warrant Shares, when issued and paid for upon exercise of the Warrants as provided in the Warrants, will be duly authorized and validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly reserved for issuance upon exercise of the Warrants. The Conversion Shares have been duly and validly reserved for issuance upon conversion of the Purchased Shares and Warrant Shares. Assuming no change in applicable law or the Restated Certificate or Certificate of Amendment, the Conversion Shares, when issued upon conversion in accordance with the Restated Certificate and Certificate of Amendment, will be duly authorized and validly issued, fully paid and nonassessable.

        5.    The offer and sale of the Purchased Shares and the Warrants to the Investors in accordance with the Agreement, and (assuming no change in currently applicable law) the issuance of the Conversion Shares solely to Investors pursuant to the Restated Certificate and Certificate of Amendment for no additional consideration other than the surrender of the converted Purchased Shares, the issuance of Warrant Shares solely to Investors for no additional consideration other than that set forth in the Warrants, and the issuance of Conversion Shares solely to Investors pursuant to the Restated Certificate and Certificate of Amendment for no additional consideration other than the surrender of the converted Warrant Shares, are, and in the case of each such issuance of Conversion Shares will be, exempt from the registration and prospectus delivery requirements of Section 5 of the 1933 Act and the securities registration requirements of the currently effective provisions of the securities laws of the State of California.

        6.    No consent or approval of, or other action by or filing with, any court or administrative or governmental body that has not been obtained, taken or made is required under United States federal or California State law or the Delaware General Corporation Law, for the Company to execute and deliver the Closing Agreements and to consummate the transactions provided for therein to be performed as of the Closing, except such as have been obtained or made, and except for (a) the filing of such reports and information with the SEC under the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with the Closing Agreements and the transactions provided for therein and (b) notices to be filed by the Company pursuant to the presently effective securities laws of the State of California, which notices are to be filed after the Closing.

        7.    We are not aware that there is any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality to which the Company is subject which questions the validity of the Closing Agreements or any action to be taken by the Company in connection therewith, nor are we aware of any litigation pending against the Company, or that the Company has received any overt written threat thereof, which, if determined adversely, would reasonably be expected to have a material adverse effect on the Company's finances or business.

        In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to other matters. This opinion is intended solely for the Investors' use for the purpose of the above transaction, and is not to be made available to, or relied upon for, any other purpose or by any other person or entity, without our prior written consent. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the

4

facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
FENWICK & WEST LLP
By:
David W. Healy, a Partner

5

ATTACHMENT A

Review

(1)
The Agreement, the Warrants, the Investors' Rights Agreement (the "Rights Agreement"), and the Stockholder Agreement among the Investors and the Company and the Voting Agreement among the Investors, the Company and certain stockholders (such agreements are collectively referred to as the "Closing Agreements").

(2)
A copy of the Company's Second Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on                        , 2002 (the "Restated Certificate").

(3)
A copy of the Certificate of Amendment to the Restated Certificate (the "Certificate of Amendment"), certified by the Delaware Secretary of State on                        , 2002

(4)
A copy of the Company's Restated Bylaws certified by the Company's Secretary on                        , 2002 (the "Bylaws").

(5)
The Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware upon the Company's incorporation, the bylaws of the Company initially adopted by the Company and minutes of meetings and actions by written consent of the Company's incorporator(s), stockholders and Board of Directors that are contained in the Company's minute books furnished to us by the Company (the "Minute Book Contents").

(6)
The minutes of the meeting on January 29, 2002, of the Board of Directors of the Company and the special meeting on                        , 2002 of the stockholders of the Company approving the Certificate of Amendment, Closing Agreements and transactions contemplated thereby, provided to us by the Company and certified by the Company's Secretary on                        , 2002.

(7)
Written verification from Equiserve Trust Company, N.A., the Company's transfer agent, as to the number of issued and outstanding shares of the Company's capital stock on                         , 2002, as well as the Company's lists of stock options, warrants and other securities issued by the Company (collectively, the "Stock Records").

(8)
The certificates delivered by the Company and/or certain of its directors, officers and stockholders, at the Closing (collectively, the "Closing Documents").

(9)
A Management Certificate addressed to us and dated of even date herewith executed by the Company (the "Management Certificate").

(10)
A Certificate of Good Standing regarding the Company issued by the Delaware Secretary of State, dated                        , 2002.

(11)
A Certificate of Status as a Foreign Corporation regarding the Company issued by the California Secretary of State, dated                        , 2002.

(12)
A letter from the California Franchise Tax Board dated                        , 2002, to the effect that the Company was in good standing with the California Franchise Tax Board as of such date (together with certificates listed in (10) and (11), the "Certificates of Good Standing").

(13)
The Material Agreements.

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GRIC Communications, Inc. Amended and Restated Series A Preferred Stock And Warrant Purchase Agreement
RECITALS
ARTICLE 1 DEFINITIONS
ARTICLE 2 AUTHORIZATION AND SALE OF PREFERRED STOCK AND WARRANTS
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
ARTICLE 5 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING
ARTICLE 6 CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING
ARTICLE 7 COVENANTS
ARTICLE 8 MISCELLANEOUS
LIST OF EXHIBITS
Exhibit A Schedule of Investors
Exhibit B
INVESTORS' RIGHTS AGREEMENT
RECITALS
EXHIBIT A Schedule of Investors
Exhibit C STOCKHOLDER AGREEMENT
EXHIBIT A Schedule of Investors
Exhibit D
CERTIFICATE OF AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF GRIC COMMUNICATIONS, INC.
Article IV
Exhibit E
, 2002 WARRANT TO PURCHASE SERIES A PREFERRED STOCK OF GRIC COMMUNICATIONS, INC.
Exhibit 1
FORM OF SUBSCRIPTION
Exhibit F
ATTACHMENT A Review